PERFORMANCE STOCK UNIT AGREEMENT PURSUANT TO THE
TECHNIPFMC PLC INCENTIVE AWARD PLAN

This Performance Stock Unit Agreement (the “Agreement”) is made as of March 8, 2022 (the “Grant Date”) by TechnipFMC plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and #ParticipantName# (the “Participant”).

The TechnipFMC plc Incentive Award Plan (the “Plan”), as it may be amended or restated from time to time, is incorporated by reference and made a part of this Agreement and will control the rights and obligations of the Company and the Participant under this Agreement. Except as otherwise expressly provided herein, all capitalized terms have the meanings provided in the Plan. To the extent there is a conflict between the Plan and this Agreement, the provisions of the Plan will prevail.

The provisions of this Agreement are replaced, superseded and/or supplemented, as applicable, by the provisions of the Country Schedules applicable to the Participant as set forth in Schedule A.

The Compensation & Talent Committee of the Company’s Board of Directors (the “Committee”) determined that it would be to the competitive advantage and interest of the Company and its stockholders to grant an award of restricted stock units to the Participant, the amount of which will vary based on the Company’s performance, as an inducement to remain in the service of the Company or one of its affiliates (collectively, the “Employer”).

The Committee, on behalf of the Company, grants to the Participant an award of #QuantityGranted# performance-based restricted stock units (the “PSUs”) of the Company’s ordinary shares (the “Shares”), which reflects the number of Shares to be delivered based on achievement of Target Performance as set forth on Exhibit A (the “Target PSUs”). The actual number of Shares earned by the Participant will depend upon the satisfaction of the performance goals and in the amounts set forth on Exhibit A hereto (the “Performance Goals”) over the performance period set forth therein (the “Performance Period”). The number of PSUs earned by the Participant will be determined at a meeting of the Committee following the completion of the Performance Period, at which time the Committee will review and approve the Company’s calculation of the Company’s performance against the Performance Goals. The total number of Shares to be delivered will vary between 0% and 200% of the Target PSUs depending on the Company’s achievement against the Performance Goals. The number of Shares earned based on satisfaction of the Performance Goals being the “Earned PSUs.” No PSUs will be considered Earned PSUs unless and until the Compensation Committee certifies achievement against the Performance Goals. The date the Compensation Committee certifies achievement of such goals is the “Certification Date”.

The award is made upon the following terms and conditions:

1.    Vesting and Settlement.

(a)    The PSUs will vest on March 8, 2025 and after the conclusion of the Performance Period (the “Vesting Date”), subject to Participant’s continued employment, appointment or service through the Vesting Date, other than as provided in Sections 2 or 3 below. All PSUs will be forfeited upon Participant’s Termination of Service before the Vesting Date other than as provided in Sections 2 or 3 below. Prior to the Vesting Date, an Award remains subject to substantial risk of forfeiture.

(b)    Shares equal to the vested and Earned PSUs will be delivered to the Participant on the third business day following the later of the Certification Date or the Vesting Date (the “Settlement

Date”); provided, however, that the Settlement Date shall in no event be later than the date that is two and one-half months following the last day of the Performance Period (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exception from Section 409A of the Code).

2.    Death, Disability or Retirement.

(a)    Notwithstanding Section 1 hereof, in the event of the Participant’s death or Disability (as defined below) prior to the Vesting Date, the Participant (or his/her heirs, as the case may be) will vest and receive 100% of the Shares as soon as practicable following the Settlement Date.

(b)    Notwithstanding Section 1 hereof, in the event of the Participant’s Retirement (as defined below) prior to the Vesting Date, the Participant will retain the right to receive any Earned PSUs on the Settlement Date.

3.    Change in Control. Notwithstanding anything in this Agreement to the contrary, upon a Change in Control the “Earned PSUs” will equal the Target PSUs and, where the surviving corporation or any parent corporation thereof:

(a)    assumes or continues the Award, such Earned PSUs shall continue to be subject to vesting and forfeiture as provided in Sections 1 and 2, payable on the Vesting Date; provided, however, in the event of the Participant’s Termination of Service prior to the Vesting Date for a reason other than Participant’s engaging in a Detrimental Activity (as defined below) or by Participant for Good Reason (as defined below) within twenty-four (24) months following the consummation of a Change in Control (the “Protection Period”), such Earned PSUs shall be payable upon the date of Participant’s Termination of Service, subject to Section 14.

(b)    does not assume or continue the Award, such Earned PSUs shall be payable on the consummation of the Change in Control.

4.    Confidentiality and Non-Competition. The Participant acknowledges that Participant is in possession of and has access to Confidential Information, as defined in Exhibit B, of the Company and its Subsidiaries, including material relating to the Company’s business, products, services, current and planned operations, in addition to being introduced to important actual and potential clients, customers, investors, service providers, vendors, suppliers, business partners, and other relationships of the Company. Participant acknowledges that the business, products, and services of the Company and its Subsidiaries are highly specialized and that it is essential that they be protected. Accordingly, by acceptance of the PSUs, Participant agrees to be bound by the terms and conditions of the Confidentiality and Non-Compete Agreement (the “Confidentiality and Non-Compete Agreement”) set forth on Exhibit B, which is incorporated herein by reference.

5.    Rights and Obligations as Stockholder.

(a)    Prior to the Settlement Date, the Participant may not vote, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of the PSUs. The Participant will receive Dividend Equivalents on Earned PSUs, where applicable (see country annex for exceptions). Dividend Equivalents will be payable in cash only with respect to Earned PSUs and only on the Settlement Date.

(b)    After the Settlement Date, the Participant agrees to comply with any and all Applicable Laws, the Company Policies (as defined in Section 20) and all other applicable Company policies regarding trading in the Shares received.

6.    No Limitation on Rights of the Company. The granting of PSUs will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.    Employment. Nothing in this Agreement or in the Plan will be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Employer will continue to employ, work with or appoint the Participant, or as affecting in any way the right of the Employer to terminate the employment, service or appointment of the Participant at any time.

8.    Government Regulation. The Company’s obligation to deliver Shares will be subject to all Applicable Laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.    Withholding. The Employer, in accordance with the terms of the Plan, will comply with all applicable withholding tax laws and will be entitled to take any action necessary to effectuate such compliance. The Company may withhold a portion of the Shares to which the Participant or beneficiary otherwise would be entitled equivalent in value to the taxes required to be withheld, determined based upon the Fair Market Value of the Shares. For purposes of withholding, Fair Market Value shall be equal to the closing price (as reported on the New York Stock Exchange) of the amount of the Shares earned by the Participant pursuant to this award on the Settlement Date, or, if the Settlement Date is not a business day, the next business day immediately following the Settlement Date.

10.    Notice. Any notice to the Company provided for in this Agreement will be addressed to it in care of its Secretary, TechnipFMC plc, John T. Gremp Campus, 13450 Lockwood Road, Houston, Texas 77044 , and any notice to the Participant (or other person entitled to receive the PSUs) will be addressed to such person at the Participant’s address now on file with the Company, or to such other address as either may designate to the other in writing. All notices will be deemed to be duly given as provided in Section 13.

11.    Administration. The Committee administers the Plan and delegates certain administrative authority in accordance with the Equity Plan Committee Grant Policy adopted by the Committee. The Participant’s rights under this Agreement are expressly subject to the terms and conditions of the Plan and the Sub-Plans, if any, a copy of which has been made available to the Participant.

12.    Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

13.    Sole Agreement. This Agreement constitutes the entire agreement between the parties to it relating to the PSUs and supersedes any and all prior oral and written representations. This Agreement may only be amended by written agreement between the Company and the Participant.

14.    Delivery of Documents. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in a government sponsored postal service, by registered or certified mail, or with an internationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature hereto or at such other address as such party may designate in writing from time to time to the other party.

15.    Description of Electronic Delivery. The Plan documents, which may: the Plan, this Agreement, the Plan’s prospectus, or any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described herein. Electronic execution of this Agreement shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Plan and this Agreement.

16.    Paper Copies. Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery or execution of such document fails.

17.    Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, then (a) to the extent necessary to avoid any imposition of taxes under Section 409A on the Participant, and payment of the Award is made upon the Participant’s termination of employment or service, then such payment will only be made if such termination is a “separation from service” within the meaning of Section 409A and if the Participant is a “specified employee” as defined in Section 409A, then such payment will be delayed until the first business day following the six month anniversary of such separation from service and (b) the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

18.    Clawback. This Award (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon receipt or exercise of this Award or upon the receipt or resale of any Shares underlying this Award) shall be subject to the provisions of the Company’s Clawback Policy as in effect from time to time, including, without limitation, any modifications thereto as is necessary to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

19.    Governing Law. The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Delaware.

20.    Data Privacy. This clause cancels and supersedes clause 11.8 of the Plan. Each Participant acknowledges that, in order to perform, including to implement, manage and administer the Plan and the Agreement (“Purposes”), it is necessary to collect and process personal information concerning the Participant including: Participant’s name, home address, telephone number, date of birth, social security number (where allowed), or insurance number, or national identification number (where allowed), passport number (where allowed), salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards (“Data”). Company, having its registered office at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, is the data controller for such processing. As the case may be, Data are collected directly from the Participant or are provided by the Employer.

The Data collected for the Purposes are processed on the basis of the performance of the Agreement. In addition, Company uses the Data (i) in order to comply with securities law and financial reporting and other legal requirements, and (ii) on the basis of its legitimate interest in case of a pending and/or threatening dispute and/or (legal) claim, investigation by a relevant supervisory authority, litigation or arbitration, to determine its legal position, in order to obtain (external) advice and/or to establish and/or defend its (legal) position and/or to exercise a (legal) claim.

Data may be disclosed to Subsidiaries’ (including Employer) or to third-party stock plan administrators (including banks, brokers, custodians, central securities depositories, stock exchanges, etc.), their respective auditors, advisors and consultants and any other parties as may be required or appropriate for the Purposes. Data may also be made available to public authorities where required by law or regulation and may also be disclosed to judicial and arbitration courts and/or committees and external advisors. These entities and authorities may be located in the United States, the European Economic Area, or elsewhere, including in territories where data protection laws may not be as protective as in the Participant’s jurisdiction of residence. Where relevant, the Company and its Subsidiaries will implement appropriate safeguards as required by applicable law to ensure the protection of the Data when disclosing the Data to a third party or transferring data to a third country, such as implementing the standard contractual clauses adopted by the European Commission and the UK Government or relying on an adequacy decision (if available). Participant may request a copy of such safeguards by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com or Participant’s local human resources representative.

Participant may request to have access to the Data, to rectify any such Data, to erase the Data, to restrict processing of the Data, to object to the processing of the Data, as well as request Data portability pursuant to Articles 15 to 21 of the GDPR and the UK GDPR, and has the right to file complaints and/or claims with the competent data protection authority. Requests regarding the Data, questions or complaints may be addressed by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com or Participant’s local human resources representative.

It is obligatory for the Participant to provide any Data requested for the purposes of entering into the Agreement. If the Participant chooses not to furnish any Data requested or restrict the processing of the Data, Company will not be able to perform its obligations under the Plan.

Data will be held and used only as long as is necessary for the Purposes. Only where the Company and/or its Subsidiaries are legally obliged to (e.g. for compliance with legal and financial reporting purposes), or where this is necessary for defending their interests in the context of judicial proceedings, the Company and/or its Subsidiaries will store the Data for longer periods. Participant may request further information on retention period applicable to the Data by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com or Participant’s local human resources representative.

Participant may find further country-specific information on the processing of the Data under Schedule A of the Agreement, including but not limited to the contact details of the local Data Protection Officer, if any.

If Participant is employed by a Subsidiary established outside of the UK or European Economic Area and to the extent its consent to the processing and/or the transfer of Data is required by applicable law (see country-specific information in Schedule A of the Agreement), Participant hereby consents to such processing and/or transfer as described in this clause 20 of the Agreement. At any time, Participant may withdraw the consent given herein in writing by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com or Participant’s local human resources representative. Participants acknowledges, agrees and accepts that in the event he or she chooses to withdraw his or her consent, Company may not be able to perform its obligations and administer the Plan and the Agreement.

21.    Securities Law Notification and Restrictions on Trading. The Company’s Code of Business Conduct and Insider Trading Policy (the “Company Policies”) and the insider trading and anti-market abuse rules of the U.S. Securities Exchange Act, the Market Abuse Regulation ((EU) No 596/2014 (MAR) and the UK Market Abuse Exit Regulations 2019 (collectively the “Insider Trading Rules”), may impact the ability to sell Shares acquired under this Agreement and the Plan while the Participant has material non- public inside information regarding the Company. In addition, the Insider Trading Rules prohibit the Participant from recommending to other persons to engage in insider trading or induce other persons to engage in insider trading, unlawfully disclose material non-public inside information and/or engage in or attempt to engage in market manipulation while in possession of material non-public inside information. By accepting this Agreement, the PSUs granted hereunder and participating in the Plan, Participant acknowledges having read and understood this Securities Law Notification and further acknowledges that it is Participant’s responsibility to comply with the Company Policies and the Insider Trading Rules.

22.    Funding. The PSUs represent an unfunded promise to pay and deliver Shares in the future. The Company may settle the PSUs through newly issued Shares, treasury Shares or Shares held in an employee benefit trust (EBT) established for the administrative convenience of the Company for the purpose of issuing Shares in settlement on behalf of the Company of Awards under the Plan, in its sole discretion and not for the purposes of funding the Plan. The Participant has no right to any Shares held in any EBT, or to have the PSUs settled on behalf of the Company in any Shares held by an EBT.

23.    Definitions.

Unless otherwise provided on Schedule A, the Country Schedule:

(a)    “Detrimental Activity” means

(i)    the Participant’s willful and continued failure to substantially perform the Participant’s employment duties in any material respect (other than any such failure resulting from Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes the Participant has failed to perform the Participant’s duties, and after the Participant has failed to resume substantial performance of the Participant’s duties on a continuous basis within thirty (30) calendar days of receiving such demand;

(ii)    the Participant’s willfully engaging in other conduct which is demonstrably and materially injurious to the Company or an affiliate;

(iii)    the Participant’s having been convicted of, or pleading guilty or nolo contendere to, a felony under federal or state law; or

(iv)    the Participant’s breach of any provision of the Confidentiality and Non-
Compete Agreement.

(b)    “Disability” means Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months.

(c)    “Good Reason” means, without the Participant’s express written consent, the occurrence of any one or more of the following during the Protection Period:

(i)    the assignment of the Participant to duties materially inconsistent with the Participant’s authorities, duties, responsibilities, and status (including, without limitation, offices, titles and reporting requirements) as an employee of the Company (including, without limitation, any material adverse change in duties or status as a result of the stock of the Company ceasing to be publicly traded or of the Company becoming a subsidiary of another entity, or any material adverse change in the Participant’s reporting relationship, such as the chairman or chief executive officer ceasing to report to the Board of Directors of a publicly traded company), or a reduction or alteration in the nature or status of the Participant’s authorities, duties, or responsibilities from the greatest of those in effect (x) on the Grant Date, (y) during the fiscal year immediately preceding the year of the Change in Control, and (z) on the date immediately preceding the Change in Control;

(ii)    the Company’s requiring the Participant to be based at a location which is at least one hundred (100) miles further from the Participant’s then current assigned work location immediately prior to the Change in Control, except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business obligations as of the Grant Date or as the same may be changed from time to time prior to a Change in Control;

(iii)    a material reduction by the Company in the Participant’s then current salary of record paid as annual salary (excluding amounts received under incentive or other bonus plans), as in effect on the Grant Date or as the same may be increased during the Protection Period;

(iv)    a material reduction in the Participant’s level of participation in any of the Company’s short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Participant participates from the greatest of the levels in place (x) on the Grant Date, (y) during the fiscal year immediately preceding the year of the Change in Control and (z) on the date immediately preceding the Change in Control; or

(v)    any termination of Participant’s employment by the Company that is not effected pursuant to a written notice of termination which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment.

The existence of Good Reason will not be affected by the Participant’s temporary incapacity due to physical or mental illness not constituting a Disability. The Participant’s continued employment will not constitute a waiver of the Participant’s rights with respect to any circumstance constituting Good Reason; however, “Good Reason” for Participant’s separation from employment will exist only if: the Participant provides written notice to the Company within ninety (90) days of the occurrence of any of the above listed events; the Company fails to cure the event within thirty (30) days following the Company’s receipt of Participant’s written notice; and the Participant separates from employment with the Company effective not later than twenty four (24) months after the original occurrence of the “Good Reason” event. For sake of clarity, the event giving rise to a Good Reason termination must occur during the Protection Period, but

Participant’s actual termination of employment for Good Reason may occur after the end of the Protection Period, and such termination will be treated as if it occurred during the Protection Period for purposes of Section 3.

(d)    “Retirement” means termination of the Participant’s employment on or after the date that the Participant reaches the age of 62.

Executed as of the Grant Date.

TechnipFMC plc

By:	Nisha Rai
	Executive Vice President, People & Culture	#ParticipantName#
Signed Electronically Via Online Process
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

EXHIBIT A

Performance Period: January 1, 2022 to December 31, 2024
Performance Goals and Earned PSUs

The 2022-2024 PSU award will be measured by both internal metric ROIC and external metric relative TSR.

Goal/Weightings	Performance Measure	Threshold	Target	Maximum
Return on Invested Capital “ROIC”)(50%)	Achievement of stated targets	50%	100%	200%
Total Shareholder Return (“TSR”)(50%)	Ranking against a peer group of companies	50%	100%	200%

For ROIC, PSUs will be earned based on the percentage change of the Company’s average returns over the time period 2022 through 2024 compared to the Company’s 2021 ROIC.

Achieved Performance	Targets - ROIC Growth	Earned PSUs
Below Threshold Performance	< 200bps	0%
Threshold Performance	200bps	50%
Target Performance	300bps	100%
Maximum Performance or above	400bps	200%

Earned PSUs payout will be based straight line interpolation between identified points.

For the TSR measure, the Earned PSUs will be based on the percentile ranking of the TSR for TechnipFMC against the peer group results. The Earned PSUs are as follows:

Achieved Performance	Targets - Relative TSR Ranking[1]	Earned PSUs[2]
Below Threshold Performance	< 25%	0%
Threshold Performance	25%	50%
Target Performance	50%	100%
Maximum Performance or above	75%	200%
(1)    Interpolated on a straight-line basis between those points
(2)    If absolute TSR is less than 0%, earned PSUs cannot be greater than 100%

EXHIBIT B CONFIDENTIALITY AND NON-COMPETE
1.    Confidentiality. Participant must not (except in the proper performance of Participant’s duties) while employed by the Employer or at any time without limit after the date on which Participant’s employment with the Employer terminates:

(a)    divulge or communicate to any person;

(b)    use for Participant’s own purposes or for any purposes other than those of the Employer or, as appropriate, any of its clients; or

(c)    through any failure to exercise due care and diligence, cause any unauthorized disclosure of;

any trade secrets, confidential, or proprietary information relating to the Company or any Subsidiary or any of its clients (“Confidential Information”). Confidential Information does not include any information that (i) is or becomes generally available to the public other than as a result, in whole or in part, by Participant’s disclosure or wrongful act; (ii) was available to Participant on a non-confidential basis before its disclosure by a member of the Company or any Subsidiary; or (iii) becomes available to Participant on a non-confidential basis from a source other than the Company or any Subsidiary, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary. Participant must at all times use best efforts to prevent publication or disclosure of any Confidential Information. Participant further agrees that if Participant is questioned about information subject to this Agreement by anyone not authorized to receive such information, Participant will notify the Company within 24 hours. Except as required in performing Participant’s duties for the Company or any Subsidiary, Participant agrees not to remove from the Company’s or any Subsidiary’s premises or its control any Confidential Information including by copying or transmitting such information via personal digital device, mobile phone, external hard drives, USB “flash” drives, USB storage devices, Fire Wire storage devices, floppy discs, CD’s, DVD’s, personal email accounts, online or cloud storage accounts, memory cards , zip discs, and any other similar media or means of transmitting, storing, or archiving data outside of Company- supported systems. Upon termination of employment Participant agrees to return all Confidential Information in whatever form to the Company within 24 hours.

2.    Restrictions. In the course of Participant’s employment Participant has been exposed to, and will continue to be exposed to, Confidential Information and will acquire other proprietary knowledge relating to the Company’s and Subsidiaries’ current and planned operations in addition to being introduced to important actual and potential clients, customers, investors, service providers, vendors, suppliers, business partners, and other relationships of the Company and with other Subsidiaries. As such, the Company will be entrusting Participant with the goodwill of the Company and Confidential Information. Therefore, subject to the terms of Clause 3, Participant agrees that:

(a)    Participant will not during the period of Participant’s employment with the Employer and for a period of 12 months after the termination of Participant’s employment (the “Restricted Period”), either directly, or indirectly through any other person, firm, or other organization (each, a “Person”), that is engaged in the business of projects, technologies, systems and services in the field of oil, gas and petrochemicals (the “Business”), including but not limited to: Baker Hughes Company, Halliburton Company, McDermott International, Inc., National Oilwell Varco, Inc., Saipem S.p.A, Schlumberger Limited, Subsea 7 S.A., Weatherford International plc, and any companies in their respective corporate groups and any successors thereto (each a “Restricted Entity”):

(i)    solicit, entice, or induce any Person that at any time during the last year of Participant’s employment with the Employer (that period referred to as the “Relevant Period”) was a supplier of the Company or a Subsidiary (and with whom Participant or one of Participant’s direct reports was actively involved during that time or in respect of which Participant is in possession of Confidential Information) to reduce the level of business between the supplier and the Company or such Subsidiary and Participant will not approach any supplier for that purpose or authorize or approve the taking of such actions by any other Person;

(ii)    solicit business that is of the same or similar nature as that part of the Business with which Participant was materially concerned at any time during the Relevant Period or in respect of which Participant is in possession of Confidential Information as a result of Participant’s employment during the Relevant Period (such business referred to as the “Restricted Business”) from any Person that at any time during the Relevant Period was a customer or client of the Company or a Subsidiary (and with whom Participant or one of Participant’s direct reports was actively involved during that time or in respect of which Participant is in possession of Confidential Information) and Participant will not approach any client or customer for that purpose or authorize or approve the taking of such actions by any other Person. For the purposes of this restriction, the expression “customer or client” shall include all Persons from whom the Company or a Subsidiary has received inquiries for the provision of goods or services with respect to the Business where such inquiries have not been concluded;

(iii)    within the Restricted Area (as defined below) during the Restricted Period or for any period which Participant is privy to any Confidential Information, be employed or engaged in or actively providing Participant’s services to any Restricted Entity, or business which is the same as or similar to the Business. The Restricted Area means each country, territory, county, parish, borough, or equivalent thereof in which (A) the Company or a Subsidiary that employs the Participant has customers or service assignments about which Participant received or obtained Confidential Information during his/her employment; (B) the Participant had a customer or service assignment for the Company or any Subsidiary in the one-year period preceding, or (C) in which the Company or any Subsidiary had a work site, job site, facility, or office at which the Participant had work activity for the Company or any Subsidiary in the one-year period preceding (the “Restricted Area”). The restrictions of this Clause 2 shall likewise apply if, although Participant’s place of work is located outside the Restricted Area, Participant’s activity is performed for the benefit of a Restricted Business located in the Restricted Area.

(b)    During the Restricted Period, Participant will not employ or engage or otherwise solicit, entice, or induce any person who, during the Relevant Period, was an employee, consultant, or contractor of the Company or a Subsidiary and who was employed during that period in a senior sales, marketing, financial, managerial, professional, or equivalent capacity to become employed or engaged by Participant or any other Person, and Participant will not approach any such person for such purpose or authorize or approve the taking of such actions by any other Person.

3.    Limitations and amendments. The following amendments and limitations shall apply to restrictions in Clause 2;

(a)    The restrictions contained in Clause 2 will not apply if Participant has received the prior written consent of the Company to Participant’s activities or if Participant will not be in competition with the Business in carrying out those activities.

(b)    If the Employer suspends any of Participant’s duties under any notice period or garden leave provision of any employment contract entered into between Participant and the Company or any Subsidiary, the period after the end of Participant’s employment during which the restrictions shall apply shall be reduced so that the aggregate of the period of the suspension and the post-termination restrictions shall not exceed 12 months.

(c)    The Company may add or remove entities from the list of Restricted Entities if there are any corporate re-organizations, mergers, acquisitions, divestitures, or other material changes in the corporate structure of any Restricted Entity and will notify Participant in writing of any changes to that list.

(d)    Each of the restrictions in Clause 2 are separate and severable restrictions and are considered by the parties to be reasonable in all circumstances. It is agreed that if any such restriction by itself, or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Employer but would be adjudged reasonable if part or parts of the wording were deleted, the relevant restriction or restrictions shall apply with such deletion(s) or reduction(s) as may be necessary to make it or them valid and effective. To the extent that any of the restrictions may not be so modified and would otherwise be unenforceable, then such restriction may be stricken from this Agreement without nullifying this Agreement or any other portion of this Agreement that would otherwise be enforceable.

(e)    Participant acknowledges that Participant voluntarily agreed to the covenants set forth in Clause 2, and that the limitations and restrictions set forth herein, including geographical and temporal restrictions on certain competitive activities, are reasonable in all respects; are not oppressive; are material and substantial parts of this Agreement; and are intended and necessary to prevent unfair competition and protect the Company’s and its Subsidiaries’ Confidential Information, goodwill, and substantial and legitimate business interests, while allowing Participant to reasonably perform a business activity in line with Participant’s acquired skills and expertise without breaching the restrictions contained within Clause 2.

4.    Consideration. Participant acknowledges that the grant of the PSUs is sufficient consideration for entering into the restrictions in Clauses 1 and 2.

5.    Non-Interference with Whistleblower Rights. Nothing in this Confidentiality and Non- Compete Agreement prohibits the Participant from reporting possible violations of law or regulation to any governmental agency or entity or making disclosures that are protected under a “whistleblower” provision of law.

6.    Enforcement of Covenants. The Company may take any and all action that it determines necessary and legally permissible to enforce this Agreement or to prevent any breach or threatened breach of Clause 1 or 2 of this Agreement, including but not limited to recovery of any damages caused by such breach or threatened breach, and/or taking court action to stop a Participant from breaching or potentially breaching the Agreement. Because of the difficulty of measuring economic losses to the Company and any Subsidiary from Participant’s breach of Clause 1 or 2 of this Agreement, and because of the immediate and irreparable damage that such breach would cause, with no other adequate remedy at law, Participant agrees that in the event the Company determines in its sole discretion that Participant is in breach or is threatening to breach of any such provisions, the Company is entitled to obtain injunctive relief (without the requirement of posting a bond) from a court of competent jurisdiction to stop or prohibit any such breach or threatened breach. Such injunctive relief is not the Company’s only or exclusive remedy for a breach or threatened breach of these covenants, but instead is in addition to all other rights and remedies available to the Company at law and in equity, including recovery of specific damages.

SCHEDULE A

TO TECHNIPFMC PLC INCENTIVE AWARD PLAN PERFORMANCE STOCK UNIT AWARD AGREEMENT

COUNTRY SCHEDULE

This Schedule A includes (i) additional terms and conditions applicable to all Participants providing services to the Company outside the United States, and (ii) additional terms applicable to Participants providing services to the Company in the countries identified below. These terms and conditions are in addition to those set forth in the Agreement, unless otherwise noted, and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Schedule A without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

Participants are advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in the country of residence may apply to Awards.

I.    GLOBAL PROVISIONS APPLICABLE TO ALL PARTICIPANTS

By acceptance of the Award, the Participant acknowledges and agrees that:

(a)    No Guarantee of Continued Service. THE VESTING OF THE PERFORMANCE SHARE UNITS PURSUANT TO THE VESTING SCHEDULE WILL OCCUR ONLY IF THE PARTICIPANT CONTINUES AS A DIRECTOR, OR EMPLOYEE (AS APPLICABLE) OF THE COMPANY OR A SUBSIDIARY THROUGH THE APPLICABLE VESTING DATE, OTHER THAN AS SPECIFICALLY PROVIDED IN THE AGREEMENT. THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A DIRECTOR OR EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY OR ANY SUBSIDIARY TO EFFECT A TERMINATION OF SERVICES AT ANY TIME, AND FOR ANY REASON, NOR SHALL IT BE CONSTRUED TO AMEND OR MODIFY THE TERMS OF ANY CONSULTANCY, DIRECTORSHIP, EMPLOYMENT OR OTHER SERVICE AGREEMENT BETWEEN A PARTICIPANT AND THE COMPANY OR ANY SUBSIDIARY.

(b)    The Plan is discretionary in nature and that, subject to the terms of the Plan, the Company can amend, cancel or terminate the Plan at any time.

(c)    The grant of the PSUs under the Plan is voluntary and occasional and does not give Participant any contractual or other right to receive PSUs or benefits in lieu of PSUs in the future, even if a Participant has have received PSUs repeatedly in the past.

(d)    All determinations with respect to any future awards, including, but not limited to, the times when awards under the Plan shall be granted and the terms thereof, including the time or times when any PSUs may vest, will be at the sole discretion of the Administrator.

(e)    Participation in the Plan is voluntary.

(f)    The value of the PSUs is an extraordinary item of compensation that is outside of the scope any directorship, consultancy or employment contract or relationship.

(g)    The PSUs are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments.

(h)    The PSUs shall expire, terminate and be forfeited upon Termination of Services for any reason, except as otherwise explicitly provided in this Agreement as may be modified by this Schedule A and/or the Plan.

(i)    The future value of the Shares that may be issued upon vesting of the PSUs is unknown and cannot be predicted with any certainty.

(j)    No claim or entitlement to compensation or damages arises from the expiration, termination or forfeiture of the PSUs or any portion thereof.

(k)    Neither the Company nor any Subsidiary has provided, nor will they provide, any Participant with specific tax, legal or financial advice with respect to the PSUs, the Shares issuable upon vesting of PSUs, this Agreement, this Schedule A or the Plan. Neither the Company nor any Subsidiary is making, nor have they made any recommendations relating to participation in the Plan, the receipt of the PSUs or the acquisition or sale of Shares upon receipt of PSUs.

(l)    The Participant shall bear any and all risk associated with the exchange of currency and the fluctuation of currency exchange rates in connection with this Award, including without limitation in connection with the sale of any Shares issued upon settlement of the PSUs.

(m)    It shall be the Participant’s responsibility to comply with any and all exchange control requirements applicable to the PSUs and the sale of Shares issued upon settlement of the PSUs and any resulting funds including, without limitation, reporting or repatriation requirements.

(n)    The Participant shall be responsible for legal compliance requirements relating to the PSUs or the ownership and possible sale of any Shares issued upon settlement of the PSUs, including, but not limited to, tax reporting, the exchange of U.S. dollars into or from local currency, the transfer of funds to or from the United States, and the opening and use of a U.S. brokerage account.

(o)    If this Agreement, the Plan, any website or any other document related to the PSUs is translated into a language other than English, and if the translated version is different from the English version, the English language version will take precedence. By acceptance of the PSUs, the Participant confirms having read and understood the documents relating to the Plan and the PSUs, including, without limitation, this Agreement and this Schedule A, which were provided in English, and waives any requirement for the Company to provide these documents in any other language.

(p)    The Participant’s right to vest in the PSUs will terminate effective as of the date that is the earlier of (1) the effective date of the Participant’s Termination of Services (whether or not in breach of local labor laws), or (2) the date he/she is no longer actively providing services, regardless of any notice period or period of pay in lieu of such notice required under Applicable Laws (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the PSUs.

(q)    To the extent the Participant is providing services in a country identified in Section II of this Schedule A, such Participant understands and agrees that the provisions for such country apply and are incorporated into the Agreement.

II.    COUNTRY SPECIFIC PROVISIONS APPLICABLE TO PARTICIPANTS WHO PROVIDE SERVICES IN THE IDENTIFIED COUNTRIES

ARGENTINA

The provisions of this Country Schedule for Argentina provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Argentina for tax, labour or securities law purposes.

1.    Discretion. All discretionary authority granted under the Plan, including the interpretation of the documentation, shall be exercised reasonably as defined under Argentinean law in compliance with the principles of non-discriminatory equal treatment.

2.    Termination of Service, Detrimental Activity, Disability, Good Reason and Retirement. For the avoidance of doubt, the definitions of Termination of Service, Detrimental Activity, Disability, Good Reason and Retirement shall be in accordance with Argentinean law.

3.    “Participant” in Argentina shall be restricted to Employees or Non-Employee Directors, as determined by the Administrator.

4.    No Entitlement for Claims or Compensation. The Company has unilaterally, gratuitously and discretionally decided to grant the PSUs under the Plan. Consequently, the PSUs are granted on the assumption and condition that PSUs and the Shares issued pursuant to vesting of the PSUs are not part of the Participant’s ordinary or expected remuneration and shall not be considered for the purposes of determining any severance payment or compensation otherwise due.

5.    Information to the Central Bank. If the participant is a resident or is domiciled in Argentina, he will be required to submit an annual affidavit of assets and rights outside of Argentina to the Central Bank. This affidavit will be mandatory if the added value of such assets is equivalent or exceeds USD 1M (application for the FY 2017 to FY 2019).

The affidavit will be mandatory since FY 2020 only if the added value of the assets exceeds USD 50M. Additionally, any liability outside of Argentina should be reported to the Central Bank on a quarterly basis.

6.    Governing Law. This Agreement will be governed by Argentinean law. In case of any discrepancy between Argentinean Law and the law of the State of Delaware, then Argentinean law will prevail.

7.    “Retirement” in Argentina means termination of the Participant’s employment on or after the date that the Participant reaches the age of 70 and has been granted the retirement benefit by the Social Security Authority or after one year the employee was formally requested by the employer to start proceedings to obtain the retirement benefit.

8.    Data Privacy. By entering into the Agreement, Participant consents to the transfer of Data by Company for the Purposes.

AUSTRALIA

The provisions of this Country Schedule for Australia provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Australia for tax, labour or securities law purposes.

1.    Award Plan. A copy of the Plan is attached to this Agreement.

2.    The Plan and this Agreement do not constitute financial advice. Any advice given by the Company in relation to the PSUs or the Shares does not constitute financial advice and does not take into account the Participant’s objectives, financial situation and needs.

In considering the PSUs and the Shares that the Participant will hold on vesting of the PSUs, the Participant should consider the risk factors that could affect the performance of the Company. The Participant should be aware that there are risks associated with any stock market investment. It is important to recognize that stock prices and dividends might fall or rise. Factors affecting the market price include domestic and international economic conditions and outlook, changes in government fiscal, monetary and regulatory policies, changes in interest rates and inflation rates, the announcement of new technologies and variations in general market conditions and/or market conditions which are specific to a particular industry. In addition, share prices of many companies are affected by factors which might be unrelated to the operating performance of the relevant company. Such factors might adversely affect the market price of the Shares in the Company. Further, there is no guarantee that the Company’s Shares will trade at a particular volume or that there will be an ongoing liquid market for the Shares, accordingly there is a risk that, should the market for the Shares become illiquid, the Participant will be unable to realize the Participant’s investment.

The Participant should carefully consider these risks in light of the Participant’s investment objectives, financial situation and particular needs (including financial and tax issues) and seek professional guidance from Participant’s stockbroker, solicitor, accountant, financial adviser or other independent professional adviser before deciding whether to accept the offer of PSUs or to acquire Shares.

3.    How to Calculate Values in Australian Dollars. The Participant may be paid earned PSUs which have vested in accordance with the vesting schedule outlined above in accordance with the terms of the Plan by delivery of Shares in the Company or the payment of cash of an amount equal to the Fair Market Value of those shares (or a combination of both). The Participant will not be required to pay any amount for the payment of earned PSUs.

The Participant can ascertain the market price of a Share in the Company from time to time by visiting either:

•the Company’s website (http://www.technipfmc.com/en/);

•in United States Dollars (“USD”) on the New York Stock Exchange website (https://www.nyse.com/index) and searching for “TechnipFMC” or “FTI”; or

To determine the market value of a Share in Australian Dollars (“AUD”), the Participant will need to apply the prevailing USD : AUD or EUR:AUD exchange rate (as relevant). For example, if the exchange rate is 1 USD : 1.5 AUD, and one Share has a value of USD $1 on the NYSE, its equivalent value will be AUD $1.50. Please contact your bank for the prevailing USD: AUD exchange rate or for an approximate exchange rate published by the Reserve Bank of Australia you can follow this link: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

4.    Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers coming into or going out of Australia. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, the Participant will be required to file the report.

BRAZIL

The provisions of this Country Schedule for Brazil provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Brazil for tax, labour or securities law purposes.

1.    Acknowledgment of Nature of Plan and PSUs. In accepting this Agreement, Participant acknowledges that in the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s rights to unvested PSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or notice period). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s PSUs.

2.    Exchange Control Information. If Participant is a resident or domiciled in Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than the applicable statutory threshold from time to time. Please note that the threshold may be changed annually.

3.    Acknowledgment of Forfeiture and Claw-Back Provisions. In accepting this Agreement, Participant acknowledges being subject to the provisions of any forfeiture and claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law.

4.    Securities Restrictions. Awards granted under the Plan do not constitute a public offer of the Shares. The Plan and this Agreement are only addressed to the Participant and other selected Employees and have not been offered or solicited by means of any public communication services. The Shares deliverable upon settlement of the PSUs under the Plan are not negotiable in Brazil.

CANADA

The provisions of this Country Schedule for Canada provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Canada for tax, labour or securities law purposes.

1.    Termination of Service. For the purposes of this Agreement, Participant will be deemed to have experienced a Termination of Service on the date when Participant is no longer providing active services to the Company and its Subsidiaries and affiliates. Such date shall not be extended by any notice of termination period or payment in lieu of notice required to be provided under applicable local law, including common law; provided, however, that where any greater period is expressly required by applicable employment or labour standards legislation (if such legislation is applicable), Termination of Service will be deemed to occur immediately following the minimum prescribed period under that legislation.

2.    Special Provisions for Participants in Canada.

(a)    French Language Provision.    The following provisions will apply if
Participant is a resident of Quebec:

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement a la présente convention.

(b)    The Company reserves the right to impose other requirements on this PSU and the Shares acquired upon vesting of this PSU, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

3.    Detrimental Activity. For the purposes of this Agreement, the definition of “Detrimental Activity” in paragraph 23 shall be expanded to include any act or omission constituting cause for termination of the Participant’s employment or relationship with the Company or its Subsidiaries without notice or other obligation under Applicable Law; provided, however, that for Participants employed in the Province of Ontario, “Detrimental Activity” means wilful misconduct, disobedience or wilful neglect of duty that is not trivial and has not been condoned by the Employer.

4.    Canadian Securities Law Compliance. Participant acknowledges that he/she shall only be permitted to sell any Shares acquired pursuant to the Plan through the facilities of the stock exchange(s) on which the shares are listed at that time.

5.    Data Privacy. Pursuant to Section 20 of the Agreement, Participant hereby consents to the collection, use and disclosure of his/her Data by the Employer and the Company (and each of their service providers) for the Purposes. Canadian Participants’ Data will be kept at St. John’s, Newfoundland and Calgary, Alberta and accessible to limited People and Culture employees. The persons designated to be responsible for ensuring that the Employer and/or the Company, as applicable, complies with applicable privacy and data protection laws in Canada are the Senior Human Resources Manager for TechnipFMC Canada Ltd. and the Manager, Human Resources & Administration for TechnipFMC Canada Ltd. who can be respectively reached at the following contact details: + 1 403 781 3267 and +1 709 724 1858. Canadian Participants may contact them to request access to their Data and/or to rectify any such Data, subject to certain required or permitted exceptions under Applicable Law. Participants may also contact them with any questions or complaints, including any questions about the collection, use, disclosure or storage of personal information by the Employer’s service providers and affiliates outside Canada (including the Company) or to obtain written information about the Employer’s policies and practices with respect to such service providers and affiliates outside Canada.

COLOMBIA

The provisions of this Country Schedule for Columbia provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Columbia for tax, labour or securities law purposes.

1.    Government Regulation. In accepting the PSUs, Participant acknowledges that the Participant’s rights to vest the PSUs under the Plan, if any, have not and will not be offered, sold or distributed in Colombia or to Colombian residents except in circumstances which do not constitute a public offer of securities in Colombia within the meaning of article 6.1.1.1.1 of Decree 2555 of 2010, as amended from time to time.

Participant acknowledges that the PSUs will not be registered nor will a prospectus be filed before the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or on any Colombian stock exchange, as this offer is considered a private placement and is directed to less than 100 Participants.

This Agreement is for the sole and exclusive use of the Participant and cannot be understood as addressed for the use of any third party or addressed to the public at large in Colombia. The Participant acknowledges the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated in connection with this Agreement.

2.    PSUs not Part of Salary. Participant acknowledges and agrees that the PSUs are an extralegal benefit that the Company may provide, so long as the Employee is eligible to such extralegal benefit, and do not constitute salary. The PSUs, if vested, are not and will not be a part of the Participant’s salary and consequently will not be taken into account when calculating vacation entitlements, fringe benefits, indemnities, social security contributions, payroll taxes or any other labor obligations. The Participant reiterates his agreement on the non-salary nature of the PSUs based on the prerogative granted by Article 15 Law 50, 1990.

FRANCE

The provisions of this Country Schedule France provide additional definitions and conditions for the purpose of granting performance stock units (the “PSUs”) which are intended to qualify for specific French personal income tax and social security treatment in France applicable to shares granted for no consideration under Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code (Code de Commerce), for qualifying Employees and corporate officers (mandataires sociaux) who are resident in France for French tax purposes.

Notwithstanding any other provisions of the Plan and the Sub-Plan, PSUs granted under this Country Schedule France to Participants resident in France are subject to the additional following conditions:

1.    Death, Disability or Retirement. In the event of Participant’s death prior to the Vesting Date, all of the PSUs will vest immediately and the underlying Shares shall be issued to his or her heirs, at their request made within 6 months following the Participant’s date of death. In the event of the Participant’s Disability (as defined below) prior to the Vesting Date, all of the PSUs will vest and be immediately transferable as of the date of such Disability. In the event of Participant’s Retirement (as defined below) prior to the Vesting Date, the Participant will retain the right to receive vested PSUs on the Vesting Date.

2.    Dividend Equivalents. Prior to the Vesting Date, the Participant will not be entitled to receive Dividend Equivalents on the PSUs.

3.    Change in Control. Notwithstanding Section 3 of the Agreement, in the event of a corporate transaction or a Change in Control as set forth in Section 2.11 of the Plan, adjustments to the terms and conditions of the PSUs or underlying Shares may be made only in accordance with the Plan and the Agreement, in which cases the PSUs may no longer qualify for specific French personal income tax and social security treatment.

4.    Data Privacy. In addition to the rights mentioned in Section 17 of the Agreement, Participant also has a right to issue directives for the purposes of deciding what should happen to his or her Data after his or her death.

5.    Definitions. For all purposes of this Agreement and the Plan the following defined terms shall apply:

(a)    “Disability” means: Participant’s inability corresponding to the 2nd or 3rd category among the categories set forth in Article L. 341-4 of the French Social Security Code.

(b)    “Good Reason” means, for an Employee, termination for alleged economic reasons for dismissal as defined by French law (motif économique de licenciement). For corporate officers (mandataires sociaux), the definition of “Good Reason” shall be the same as that set forth in the Agreement, adapted mutatis mutandis to a corporate officer, subject to the condition that the occurrence of the item or items listed therein result from a shareholder decision.

(c)    “Retirement” means termination of the Participant’s employment contract and/or corporate officer position, by either party, at a time the Participant is entitled to benefit from full pension rights (retraite à taux plein).

6.    Confidentiality and Non-Compete Agreement – Exhibit B.

For the avoidance of doubt, the specific provisions in paragraphs (a) through (c) below to the Confidentiality and Non-Compete supersede the Confidentiality and Non-Compete and its French translation in Exhibit B.1.

Il est précisé que les dispositions spécifiques figurant aux paragraphes (a) à (c) ci-après dérogent aux dispositions de la Clause de Confidentialité et de Non-Concurrence et à celles de la traduction française de celle-ci figurant à l’Exhibit B.1.

(a)    The covenant contained in Clause 1 of the Confidentiality and Non-Compete Agreement applies during employment and for only a period of ten years following termination of employment.

L’obligation figurant à l’article 1 de la Clause de Confidentialité et de Non- Concurrence s’applique pendant toute la période d’emploi ainsi que pour une durée de dix ans suivant la rupture du contrat de travail ou de la cessation du mandat social.

(b)    The Restricted Area as defined in Clause 2(a)(iii) of the Confidentiality and Non- Compete Agreement shall instead be defined as: France, the United Kingdom of Great Britain and Northern Ireland, Norway and the State of Texas (U.S.A.).

Le périmètre de la Zone Géographique prévu à l’article 2(a)(iii) de la Clause de Confidentialité et de Non Concurrence est remplacé par le suivant : France, Royaume-Uni de Grande- Bretagne et d’Irlande du Nord, Norvège et État du Texas (États-Unis).

(c)    The Employer has the unilateral and discretionary right to waive the covenant(s) contained in Clauses 2(a)(i), (ii) and/or (iii) by notifying such decision to the Participant in writing at the latest 15 days (or such earlier date as provided by a collective bargaining agreement mandatorily applicable to the Employer) after notice of termination of employment has been delivered by the Participant to its employer, or vice versa, or by agreeing so in a mutual termination agreement, if applicable.

L’Employeur (défini comme la société TechnipFMC plc ou toute société affiliée, selon le cas) se réserve le droit unilatéral et discrétionnaire de renoncer au(x) engagement(s) contenu(s) dans les clauses 2(a)(i), (ii) et/ou (iii) en notifiant cette décision au Participant par écrit au plus tard 15 jours (ou tout délai plus court prévu par une convention collective s’imposant à l’Employeur) suivant la notification de la rupture du contrat de travail ou du mandat social par l’Employeur ou le Participant. Cette renonciation pourra également être effectuée dans le cadre d’un accord de rupture amiable, le cas échéant.

A French translation of Exhibit B is enclosed below (“Exhibit B.1”). In case of discrepancy between the English version and the French translation, the French translation shall prevail.

Une traduction française de l’Exhibit B figure ci-après (l’« Exhibit B.1 »). En cas de divergence entre la version anglaise et la traduction française, la traduction française prévaudra.

French translation of the Confidentiality and Non-Compete – Exhibit B.1.

Traduction française de la Clause de Confidentialité et de Non-Concurrence – Exhibit B.1.

CONFIDENTIALITE ET NON-CONCURRENCE

1.    Confidentialité. Le Participant s’interdit (sauf dans le cadre de la bonne exécution de ses fonctions) pendant la durée de son contrat de travail ou de son mandat social avec l’Employeur ainsi qu’à tout moment après la cessation dudit contrat ou mandat :

(a)    de divulguer ou de communiquer à toute personne ;

(b)    d’utiliser à des fins personnelles ou à des fins étrangères à celles de l’Employeur ou, le cas échéant, celles d’un de ses clients ; ou

(c)    de causer, par négligence, la divulgation non autorisée de :

tout secret d’affaires, information confidentielle ou exclusive de la Société, de l'une de ses filiales directes ou indirectes (ci-après une « Filiale ») ou de l’un de ses clients (« Information Confidentielle »). Ne sont pas considérées comme des Informations Confidentielles, les informations qui (i) sont ou deviennent généralement accessibles au public autrement qu’en raison, en tout ou en partie, de la divulgation ou d'un acte fautif du Participant ; (ii) étaient accessibles au Participant sous une forme non confidentielle avant leur divulgation par un membre de la Société ou de l’une de ses Filiales ; ou (iii) deviennent accessibles au Participant sous une forme non confidentielle à partir d’une source autre que la Société ou l’une de ses Filiales, à condition que cette source ne soit pas liée à la Société ou l’une de ses Filiales par un engagement de confidentialité. Le Participant doit, à tout moment, faire ses meilleurs efforts pour empêcher la publication ou la divulgation de toute Information Confidentielle. Le Participant s’engage en outre, s’il venait à être interrogé au sujet d'informations faisant l'objet du présent Accord, par toute personne non autorisée à recevoir de telles informations, à en informer la Société par écrit dans les 24 heures. Sauf si cela est nécessaire pour l’exécution des fonctions du Participant pour la Société ou l’une de ses Filiales, le Participant s’engage à ne pas extraire des locaux de la Société ou de l’une de ses Filiales ou soustraire à leur contrôle, toute Information Confidentielle, notamment en copiant ou en transmettant ces renseignements au moyen d'un appareil électronique personnel, d'un téléphone mobile, de disques durs externes, de lecteurs « flash » USB, de périphériques de stockage USB, de périphériques de stockage Fire Wire, de disquettes, de CD ou DVD, de comptes de messagerie personnels, de comptes de stockage en ligne ou cloud, de cartes mémoire, de disques zip ou tout autre support ou moyen similaire permettant de transmettre, stocker ou archiver des données hors des systèmes autorisés par la Société. En cas de cessation du contrat de travail ou du mandat social, le Participant s'engage à restituer toute Information Confidentielle, sous quelque forme que ce soit, à la Société dans un délai de 24 heures.

2.    Restrictions. Dans le cadre de l’exécution de son contrat de travail ou de son mandat social, le Participant a pu avoir accès et continue d’avoir accès à des Informations Confidentielles ainsi qu’à d'autres connaissances exclusives relatives aux activités actuelles et envisagées de la Société et de ses Filiales. En outre, il est susceptible d’être présenté à des clients actuels ou potentiels, investisseurs, prestataires de services, fournisseurs de biens ou de services, partenaires commerciaux et à d’autres relations importantes, de la Société et de ses Filiales. A ce titre, la Société confiera au Participant son goodwill ainsi que des Informations Confidentielles. Par conséquent, sous réserve des modalités de l'article 3, le Participant s’engage à :

(a)    au cours de l’exécution de son contrat de travail ou de son mandat social et pendant une durée de 12 mois suivant le départ effectif de l’entreprise (la « Période de Restriction »), ne pas, directement ou indirectement par l'entremise d'une personne physique ou morale (chacune, une
« Personne »), ayant des activités de génie civil, de construction et de services connexes dans le domaine du pétrole, du gaz et des produits pétrochimiques (l’« Activité »), et notamment, sans y être limitée : Baker Hughes Company, Halliburton Company, McDermott International Inc., National Oilwell Varco Inc., Saipem S.p.A., Schlumberger Ltd., Subsea 7 S.A., Weatherford International plc, ainsi que leurs sociétés affiliées et toute entité leur succédant (l’« Entreprise Concurrente ») de :

(i)    solliciter, inciter, persuader toute Personne, qui, à un quelconque moment au cours de la dernière année d’emploi ou de mandat du Participant au sein de l’Employeur (la « Période Considérée »), était un fournisseur de la Société ou de l’une de ses Filiales (et avec lequel le Participant ou l’un de ses subordonnés directs, a été activement impliqué durant cette période ou à l’égard duquel le Participant détient des Informations Confidentielles) à réduire le niveau d’activité entre le fournisseur et la Société ou l’une de ses Filiales. Le Participant ne s’adressera à aucun fournisseur à une quelconque de ces fins, ni n’autorisera ou n’approuvera la prise de telles initiatives par toute autre Personne ;

(ii)    solliciter des affaires qui sont de même nature ou de nature semblable à la partie de l’Activité pour laquelle le Participant exerçait une partie significative de sa mission à tout moment au cours de la Période Concernée ou pour laquelle le Participant détient des Informations Confidentielles en raison de son emploi ou mandat pendant la Période Considérée (l’une quelconque de ces activités étant définie comme l'« Activité Concurrente ») de toute Personne qui, à un moment donné pendant la Période Concernée était un client de la Société ou de l’une de ses Filiales (et avec lequel le Participant ou l’un de ses subordonnés directs, a été activement impliqué durant cette période ou à l’égard duquel le Participant détient des Informations Confidentielles). Le Participant ne s’adressera à aucun fournisseur à une quelconque de ces fins, ni n’autorisera ou n’approuvera la prise de telles initiatives par toute autre Personne. Aux fins de la présente restriction, le terme « client » comprend toutes les Personnes dont la Société ou l’une de ses Filiales a reçu des demandes de renseignements pour la fourniture de biens ou de services relatives à l’Activité, même lorsque ces demandes n'ont pas été concluantes ;

(iii)    être employé, embauché ou fournir activement ses services à toute Entreprise Concurrente ou à toute entreprise ayant une activité identique ou similaire à l’Activité, située à l’intérieur de la Zone Géographique Prohibée (telle que définie ci-dessous) pendant la Période de Restriction ou pour toute période au cours de laquelle le Participant a connaissance d’Informations Confidentielles. La Zone Géographique Prohibée désigne tous les pays, territoires, comtés, paroisses, arrondissements ou équivalent dans lesquels (A) la Société ou l’une de ses Filiales employant le Participant, a des clients ou fournit des services, pour lesquels le Participant a reçu ou obtenu des

Informations Confidentielles au cours de sa période d’emploi ou de mandat ; (B) le Participant s’est vu affecter un client ou une mission de service pour la Société ou l’une de ses Filiales au cours de l’année précédente, ou (C) dans laquelle la Société ou l’une de ses Filiales avait un lieu de travail, un chantier, un établissement ou un bureau où le Participant a pu exercer une activité professionnelle pour la Société ou l’une de ses Filiales au cours de l'année précédente (la « Zone Géographique Prohibée »). Les restrictions du présent article 2 s'appliquent également à l'activité du Participant exercée au profit d'une Entreprise Concurrente située dans la Zone Géographique Prohibée même si le lieu de travail du Participant est situé en dehors de la Zone Géographique Prohibée.

(b)    Pendant la Période de Restriction, ne pas employer, embaucher, solliciter, inciter ou persuader toute personne qui, au cours de la Période Concernée, était un salarié, mandataire, consultant ou prestataire de la Société ou de l’une de ses Filiales et qui exerçait pendant la Période Concernée des fonctions d’encadrement dans les domaines de la vente, du marketing, de la finance, de la gestion, ou des fonctions équivalentes, afin d’être embauché ou employé par le Participant ou par toute autre Personne. Le Participant ne s’adressera à aucune personne à une quelconque de ces fins, ni n’autorisera ou n’approuvera la prise de telles initiatives par toute autre Personne.

3.    Limitations et modifications. Les modifications et limitations suivantes s’appliquent aux restrictions prévues à l’article 2 ;

(a)    Les restrictions prévues à l’article 2 ne s’appliquent pas lorsque le Participant a reçu une autorisation écrite et préalable de la Société pour exercer ses activités ou lorsque les activités exercées par le Participant ne sont pas concurrentes de l’Activité de la Société.

(b)    Au cas où l’Employeur dispenserait le Participant de l’exécution d’un éventuel préavis de fin de contrat, le point de départ de la Période de Restriction sera fixé au dernier jour de travail effectif du Participant pour l’Employeur.

(c)    La Société peut ajouter ou retirer des entreprises de la liste des Entreprises Concurrentes en cas de réorganisation, de fusion, d'acquisition, de cession ou de tout autre changement important dans la structure organisationnelle d’une Entreprise Concurrente et avisera par écrit le Participant de toute modification apportée à cette liste, le cas échéant.

(d)    Chacune des restrictions énoncées à l’article 2 est distincte et indépendante. Elles sont considérées par les parties comme étant proportionnées en toutes circonstances. Il est convenu que si l’une ou plusieurs de ces restrictions, devaient être considérées comme excessives pour la protection des intérêts légitimes de l’Employeur mais seraient considérées comme non-excessives si l’une ou plusieurs de leurs stipulations étaient supprimées, la ou les restriction(s) pertinente(s) s'appliquerai(en)t avec la ou les suppression(s) ou réduction(s) nécessaire(s) pour rendre la ou les restriction(s) pertinente(s) valable(s) et effective(s). Dans le cas où l'une ou l'autre des restrictions ne pouvait être modifiée et était considérée inapplicable, elle pourrait être réputée non écrite sans porter atteinte à la validité ou l’effectivité de toute autre disposition du présent accord.

(e)    Le Participant reconnaît qu'il a volontairement accepté les engagements énoncés à l’article 2 et que les limitations et restrictions énoncées aux présentes, notamment les restrictions dans l’espace et dans le temps à l'égard de certaines activités concurrentes, sont proportionnés à tous égards et non excessives ; qu’elles constituent une condition déterminante du présent accord ; qu’elles ont pour objectif et sont nécessaires pour prévenir tout acte de concurrence déloyale, protéger les Informations Confidentielles, le goodwill et intérêts commerciaux importants et légitimes de la Société et de ses Filiales, tout en permettant au Participant d'exercer raisonnablement une activité professionnelle correspondant aux compétences et à l’expertise acquises par lui sans enfreindre les restrictions prévues à l’article 2.

4.    Contrepartie. Le Participant reconnaît que l'octroi de PSUs constitue une contrepartie suffisante aux restrictions prévues aux articles 1 et 2.

5.    Non-interférence avec les droits du lanceur d’alerte. Aucune disposition de la présente Clause de Confidentialité et de Non-Concurrence n'interdit au Participant de signaler d'éventuelles violations de la loi ou de la réglementation à tout organisme ou autorité gouvernementale ou administrative et/ou de faire des révélations conformément aux dispositions législatives relatives à la protection des lanceurs d’alerte.

6.    Exécution forcée des engagements. La Société pourra engager toute action qu’ellel estime nécessaire et juridiquement permise afin de faire respecter les engagements pris au titre du présent accord ou de prévenir toute violation ou risque de violation des articles 1 et 2 du présent accord, notamment en vue de l’indemnisation de tout préjudice résultant d’une telle violation ou d’un tel risque de violation, et/ou l’engagement de toute action judiciaire en vue de mettre un terme à une telle violation ou un tel risque de violation de la présente Clause de Confidentialité et de Non-Concurrence. En raison de la difficulté d'évaluer le préjudice économique subies par la Société et ses Filiales résultant de la violation des articles 1 et 2 du présent accord par le Participant, et en raison du dommage immédiat et irréparable qu’une telle violation serait susceptible de causer, sans autre recours juridique adéquat, le Participant convient que dans le cas où la Société considère à sa seule discrétion que le Participant viole ou risque de violer l’une quelconque de ces dispositions, la Société est en droit d’obtenir une injonction (sans obligation de déposer une caution) de la juridiction compétente en vue de mettre un terme ou d’interdire une telle violation ou un tel risque de violation. Une telle injonction ne constitue pas le seul recours de la Société en cas de violation ou de menace de violation de ces engagements, mais s'ajoute à tous les autres droits et recours dont la Société dispose en droit et en équité, en ce compris l’obtention d’une indemnisation spécifique.

GERMANY

The provisions of this Country Schedule Germany provide additional definitions and conditions for the purpose of granting PSUs to Employees and corporate officers who are resident in Germany for tax, labour or securities law purposes.

1.    Discretion. The Company’s, Board of Directors’, Committee’s and Administrator’s discretion under the Plan, the Agreement and this Country Schedule Germany, including the interpretation of such documentation, shall be exercised (a) reasonably (nach billigem Ermessen) as defined under German law and (b) in a way complying with the German labour law principle of equal treatment (arbeitsrechtlicher Gleichbehandlungsgrundsatz) and the prohibition of discrimination (Diskriminierungsverbot).

2.    Tax Withholding. For the avoidance of doubt, taxes always include German social security contributions, and in this regard also Participants portions, and any mandatory withholding or required actions shall be made by the German Employer of Participant as required by German law. Whenever the PSUs are settled, the Company or the German Employer of Participant shall notify the Participant of the amount of tax, if any, which must be withheld by the Company or the German Employer of Participant under all applicable federal, state and local or foreign tax laws (including German social security or similar contributions). For purposes of withholding, Fair Market Value shall be determined under applicable German law and its interpretation by the German tax authorities. The Participant shall indemnify the Company or the Employer from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes in any jurisdiction, including but not limited to wage tax, solidarity surcharge, church tax or German social security contributions) that is attributable to (1) the grant or vesting of, or any benefit the Participant derives from, the PSUs, (2) the Participant’s acquisition of Shares on settlement of the PSUs, or (3) the disposal of any Shares.

3.    Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If a Participant uses a German bank to transfer a cross- border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for the Participant. In addition, a Participant must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, a Participant must report on an annual basis if the Participant holds Shares that exceed 10% of the total voting capital of the Company.

4.    Termination of Service, Detrimental Activity, Disability, Good Reason and Retirement. For the avoidance of doubt, the definitions of Termination of Service, Detrimental Activity, Disability, Good Reason and Retirement shall be subject to German law and its interpretation.

5.    Data Privacy. For any further request regarding data privacy, Participant may contact the German Data Protection Officer at privacy@TechnipFMC.com.

GHANA

The provisions of this Country Schedule for Ghana provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Participants in Ghana for privacy, tax or labour law purposes.

1.    Withholding. Whenever the PSUs vest, the Participant is liable to tax on it at the market value of the Shares which is the amount that an independent, reasonable person would pay on the open market to receive the Shares.

2.    Definitions. For all purposes of this Agreement and the Plan the following defined terms have been amended and shall apply:

(a)    “Detrimental Activity” means the Participant’s having been convicted of, or pleading guilty to a felony under federal or state law.

(b)    “Retirement” means the termination of Participant’s employment on or after the date Participant is eligible to retire under the terms of his or her employment agreement with the Ghana Employer.

INDIA

The provisions of this Country Schedule for India provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in India for tax, labour or securities law purposes.

1.    PSUs Not Part Of Compensation. The PSUs are not part of normal or expected compensation, remuneration, salary, wages, allowances or emoluments of the Participants, for any purpose, including, without limitation, calculating severance, resignation, redundancy, end of service payments, gratuity, retrenchment compensation, bonuses, long-service awards, pension or retirement benefits, overtime, leave pay, social welfare contributions, or any other payment or benefit under any applicable Indian labor and employment laws.

2.    Key Managerial Personnel Notification Obligation. Participants who are directors or key managerial personnel of the Indian subsidiary shall provide such Indian subsidiary with details of securities held by them in the Company pursuant to the Plan and this Agreement, including inter alia the number thereof, price paid, date of acquisition, and mode of holding in order for such Indian subsidiary or Affiliate to comply with the applicable reporting requirements under Indian company law.

3.    Tax Considerations. The Employer shall have the right to withhold, or require the Participant to remit to the Employer, an amount towards taxes computed at the applicable rate at the time of allotment of the Shares to the Participant on the value of benefit (in the form of allotment of Shares) which shall be chargeable to tax in the hands of the Participant as salary.

The value of benefit shall be the aggregate Fair Market Value (“FMV”) of the Shares on the date of vesting.

The FMV of the Shares shall be the value as determined by a Category I Merchant Banker registered with the Securities and Exchange Board of India on the specified date, being the vesting date or any date not being a date which is more than 180 days earlier than the date of vesting.

5. Data Privacy. By entering into the Agreement, Participant consents to the processing, collection, disclosure and transfer of Data by Company for the Purposes.

INDONESIA

The provisions of this Country Schedule Indonesia provide additional definitions and conditions for the purpose of granting PSUs to Employees and corporate officers who are resident in Indonesia for tax, labour or securities law purposes.

1.    Award Plan. A copy of the Plan is attached to this Agreement.

2.    Waiver of Article 1266 of the Indonesian Civil Code. For the purposes of termination of this Agreement, the Company and the Participant hereby waive the benefits of Article 1266 of the Indonesian Civil Code but only to the extent that judicial cancellation of this Agreement would otherwise be required to terminate this Agreement.

3.    Language. In compliance with the Law No. 24 of 2009 regarding National Flag, Language, Coat of Arms, and National Anthem of the Republic of Indonesia (“Law 24”) and the Presidential Regulation No. 63 of 2019 regarding the Use of Indonesian Language (“Regulation 63”), the Agreement and the Plan are made in English and Indonesian language versions. The Participant and the Company agree to execute the Indonesian language version of the Agreement and the Plan simultaneously with the English language version of the Agreement and the Plan.

For the avoidance of doubt, the existence of two versions of the Agreement and the Plan is not to be construed by any party as creating different rights and obligations, or duplication or multiplication of the rights and obligations, of the Participant and the Company under any version of the Agreement and the Plan.

The Participant and the Company agree that:

(a)    the English language version and the Bahasa Indonesia version of the Agreement and the Plan shall be equally authentic; and

(b)    in the event of any inconsistency or different interpretation between the Bahasa Indonesia version and the English version of the Agreement and the Plan, the English version shall prevail and the Participant shall, promptly upon request by the Company, amend the relevant Bahasa Indonesia text to conform with the relevant English text and the Participant and the Company shall execute such documentation as the Company may reasonably require to give full legal effect to such amendment(s), promptly and in any event not in excess of thirty (30) days after such request is made.

Each of the Participant and the Company in good faith agrees that it shall not (and it shall not allow or assist any party to) in any manner or forum in any jurisdiction:

(a)    challenge the validity of, or raise or file any objection to, the Agreement and the Plan or the transactions contemplated in the Agreement and the Plan;

(b)    defend its non-performance or breach of its obligations under the Agreement and the Plan; or

(c)    allege that the Agreement and the Plan is against public policy or otherwise does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, in each case on the basis of any failure to comply with Law 24 or Regulation 63.

Each of the Participant and the Company:

(a)    acknowledges that, with its agreement, the Agreement and the Plan have been predominantly negotiated in the English language;

(b)    represents that it has read and fully understands the contents and consequences of the Agreement and the Plan;

(c)    agrees that the execution of the Agreement and the Plan in the English language will not affect the validity, binding effectiveness and enforceability of the Agreement and the Plan; and

(d)    represents that it has made and entered into the Agreement and the Plan freely and without duress.

3.    Data Privacy. By entering into the Agreement, Participant consents to the processing of Data by Company for the Purposes.

4.    Termination of Service, Detrimental Activity, Disability, Good Reason and Retirement. For the avoidance of doubt, the definitions of Termination of Service, Detrimental Activity, Disability, Good Reason and Retirement shall be subject to Indonesian law and its interpretation.

5.    Tax. The Participant is advised to seek professional tax advice as to the Participant’s tax liabilities including, to the extent the Participant is a foreigner, how such gains or profits aforesaid will be taxed at the time the Participant ceases to work in Indonesia. All taxes (including income tax) arising from the award of any PSU or the vesting of any PSU thereon shall be borne by the Participant.

ITALY

The provisions of this Country Schedule for Italy provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Italy for tax, labour or securities law purposes.

1.    Securities Law Information. Neither the PSUs nor the Shares are publicly offered or listed on any regulated market or multilateral trading facility in Italy. The offer of the PSUs and Shares is private and has not been cleared by the Commissione Nazionale per la Società e la Borsa (“CONSOB”) (the Italian securities exchange commission), pursuant to Italian securities legislation. Accordingly, the offer may be extended into Italy only in circumstances which are exempted from the rules on public offerings pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended and Article 34-ter of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

2.    Plan Document Acknowledgment. In accepting the PSUs, Participant acknowledges that he or she has received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Schedule A, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Schedule A. Participant further acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Section 1: Vesting, Section 4: Rights and Obligations as Stockholder; Section 5: No Limitation on Rights of the Company; Section 10: Administration; Section 19: Funding; and the Authorization to Release Transfer Necessary Personal Information and Method of Payment provisions above.

3.    Exchange Control Information. Participant is required to report in his or her annual tax return any foreign investments or investments (including proceeds from the sale of PSUs acquired under the Plan) held outside of Italy, if the investment may give rise to income in Italy. This latter reporting obligation is not required in relation to bank accounts and bank deposits held outside of Italy whose maximum total value during the fiscal year does not exceed €15,000.

1. Data Privacy. In addition to the rights mentioned in clause 20 of the Agreement, Participant may issue directives for the purposes of deciding what should happen to the Data after his or her death pursuant to Article 2-terdecies of Legislative Decree no. 196 of 2013, by writing to the TechnipFMC Data Protection Office with the modalities provided under clause 20 of the Agreement.

MALAYSIA

The provisions of this Country Schedule for Malaysia provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Malaysia for tax, labour or securities law purposes.

1.    “Participant” in Malaysia shall be restricted to any person who is an Employee or a Non- Employee Director, as determined by the Administrator.

2.    Malaysian Insider Trading Notification. Participant should be aware of the Malaysian insider-trading rules, which may impact Participant’s acquisition or disposal of Shares or rights to Shares under the Plan. Under the Malaysian insider-trading rules, Participant is prohibited from acquiring or selling Shares or rights to Shares (e.g., an Award under the Plan) when Participant is in possession of information which is not generally available and which Participant know or should know will have a material effect on the price of Shares once such information is generally available.

3.    Director Notification Obligation. If Participant is a director of a Malaysian Subsidiary or affiliate of the Company, Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the relevant Malaysian Subsidiary or affiliate in writing when Participant receive or dispose of an interest (e.g., an Award under the Plan or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

4.    Securities Laws Notice. The Plan constitutes or relates to an “excluded offer,” “excluded invitation” or “excluded issue” pursuant to Sections 229 and 230 of the Malaysian Capital Markets and Services Act 2007. Copies of the Plan documents have been delivered to the Securities Commission of Malaysia. The Plan documents do not constitute, and may not be used for the purpose of, a public offering or issue, offer for subscription or purchase, invitation to subscribe for or purchase of any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the Capital Markets and Services Act 2007.

5.    Bahasa Malaysia translation of Data Privacy clause:

“Data Privasi. Klausa ini membatalkan dan menggantikan klausa 11.8 Pelan. Setiap Peserta mengakui bahawa bagi tujuan melancarkan, termasuk melaksanakan, mengurus dan mentadbir Pelan dan Perjanjian (“Tujuan”), ia adalah perlu bagi Syarikat untuk mengumpulkan informasi peribadi Peserta termasuk: nama Peserta, alamat rumah, nombor telefon, tarikh lahir, nombor keselamatan sosial (jika dibenarkan), nombor insurans atau nombor kad pengenalan (jika dibenarkan), nombor pasport (jika dibenarkan), gaji, kewarganegaraan, nama jawatan, dan informasi mengenai apa-apa saham atau stok yang dipegang didalam Syarikat atau anak Syarikat, informasi mengenai semua Anugerah (“Data”). Syarikat, yang mempunyai alamat berdaftar di One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, adalah ‘data controller” bagi pemprosesan data. Menurutnya, Data adalah dikumpulkan secara langsung daripada Peserta atau diberikan oleh Majikan.

Selain daripada Tujuan, Syarikat akan menggunakan Data (i) bagi tujuan pematuhan undang- undang sekuriti dan laporan kewangan dan kehendak undang-undang yang lain, dan (ii) atas dasar kepentingan sah bagi kes yang tertunggak dan/atau pertikaian yang diancam dan/atau tuntutan (undang- undang), penyiasatan oleh badan berkanun yang relevan, litigasi dan arbitrasi, untuk memastikan kedudukan undang-undang, untuk mendapatkan nasihat (luaran) dan/atau untuk membina atau mempertahankan kedudukan (undang-undang) dan/atau melaksanakan tuntutan (undang-undang).

Data boleh didedahkan kepada anak Syarikat (termasuk Majikan) atau kepada pihak ketiga pentadbir pelan (termasuk bank-bank, broker-broker, pemilik kustodi, depositori sekuriti, bursa saham, dll) dan juga pengaudit, penasihat dan konsultan mereka dan mana-mana pihak yang dirasakan perlu dan sesuai bagi Tujuan. Syarikat juga boleh menjadikan tesedia Data Peserta bagi pihak- pihak berkuasa awam sekiranya diperlukan dibawah undang-undang atau peraturan dan boleh juga mendedahkan Data kepada mahkamah judisial and arbitrasi dan/atau jawatankuasa dan penasihat luar. Entiti-entiti tersebut dan badan-badan berkuasa mungkin bertempat di Amerika Syarikat, Kawasan Ekonomi Eropah, atau mana-mana sahaja, termasuk di kawasan dimana undang-undang perlindungan data tidak mempunyai perlindungan yang sama dengan bidang kuasa di mana Peserta menetap. Sekiranya relevan, Syarikat dan anak Syarikat akan melaksanakan perlindungan yang bersesuaian untuk memastikan perlindungan Data, umpamanya klausa kontrak yang standard seperti yang dicadangkan oleh Suruhanjaya Eropah. Sekiranya Peserta bekerja dengan anak Syarikat yang ditubuhkan di dalam Kawasan Ekonomi Eropah, sekiranya United Kingdom menjadi negara ketiga (untuk kegunaan GDPR) sebagai akibat daripada Brexit, Syarikat akan melaksanakan perlindungan yang bersesuaian untuk memastikan perlindungan Data dalam kes pemindahan Data dari dalam Kawasan Ekonomi Eropah ke luar Kawasan Ekonomi Eropah, seperti klausa kontrak yang standard seperti yang dicadangkan oleh Suruhanjaya Eropah. Peserta boleh meminta salinan perlindungan seperti itu dengan menghubungi Pejabat Perlindungan Data TechnipFMC di privacy@TechnipFMC.com atau wakil sumber manusia tempatan Peserta.

Peserta boleh meminta untuk mendapatkan akses kepada Data, untuk membetulkan mana-mana Data tersebut, untuk memadamkan Data, untuk menyekat pemprosesan Data, untuk membantah pemprosesan Data, serta permintaan pemindahan Data menurut Artikel 15 hingga 21 GDPR dan berhak memfailkan aduan dan / atau tuntutan dengan pihak berkuasa perlindungan data yang kompeten. Permintaan mengenai

Data, pertanyaan atau aduan boleh ditangani dengan menghubungi Pejabat Perlindungan Data TechnipFMC di privacy@TechnipFMC.com atau wakil sumber manusia tempatan Peserta.

Ia adalah wajib bagi Peserta untuk memberikan apa-apa Data yang diminta. Jika Peserta memilih untuk tidak memberikan sebarang Data yang diminta atau menyekat pemprosesan Data, Syarikat tidak akan dapat melaksanakan obligasinya di bawah Pelan.

Data akan dipegang dan digunakan hanya selagi diperlukan untuk Tujuan. Hanya di mana Syarikat dan / atau anak-anak Syarikatnya diwajibkan secara sah (contohnya untuk pematuhan dengan tujuan pelaporan undang-undang dan kewangan), atau jika ini perlu untuk mempertahankan kepentingan mereka dalam konteks prosiding kehakiman, Syarikat dan / atau anak-anak Syarikatnya akan menyimpan Data untuk tempoh yang lebih lama. Peserta boleh meminta maklumat lanjut mengenai tempoh pengekalan yang terpakai bagi Data dengan menghubungi Pejabat Perlindungan Data TechnipFMC di privacy@TechnipFMC.com atau wakil sumber manusia tempatan Peserta.

Peserta boleh merujuk selanjutnya maklumat khusus negara mengenai pemprosesan Data di bawah Jadual A Perjanjian, termasuk tetapi tidak terhad kepada butiran perhubungan Pegawai Perlindungan Data tempatan, jika ada.

Jika Peserta bekerja dengan anak Syarikat yang ditubuhkan di luar Kawasan Ekonomi Eropah dan setakat persetujuannya untuk pemprosesan dan / atau pemindahan Data diperlukan (lihat maklumat khusus negara dalam Jadual A Perjanjian), Peserta dengan ini bersetuju untuk pemprosesan dan / atau pindahan sedemikian seperti yang dinyatakan dalam klausa 20 Perjanjian. Pada bila-bila masa, Peserta boleh menarik balik persetujuan yang diberikan di sini secara bertulis dengan menghubungi Pejabat Perlindungan Data TechnipFMC di privacy@TechnipFMC.com atau wakil sumber manusia tempatan Peserta. Peserta mengakui, bersetuju dan menerima bahawa sekiranya dia memilih untuk menarik balik persetujuannya, Syarikat mungkin tidak dapat melaksanakan tanggungjawabnya dan mentadbirkan Pelan dan Perjanjian.”

MEXICO

The provisions of this Country Schedule for Mexico provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Eligible Individuals who are resident in Mexico for tax, labour or securities law purposes.

1.    Definitions. For all purposes of this Agreement and the Plan the following defined terms shall apply:

(a)    “Termination of Service”: For the purposes of this Agreement and the Plan, Participant will be deemed to have experienced a Termination of Service on the date when Participant is no longer providing active services to the Company and/or its Subsidiaries and affiliates, including without limitation, because of termination by the Company or a Subsidiary of its relationship with the Participant for any reason, with or without cause, termination by mutual consent, resignation, discharge, but excluding terminations where the Participant simultaneously commences or remains in service with the Company or any Subsidiary.

(b)    “Detrimental Activity”: For the purposes of this Agreement and the Plan, the definition of “Detrimental Activity” in section 23 shall be expanded to include any act or omission that to the Company or its Subsidiaries’ discretion constitutes cause for termination of the Participant’s relationship with the Company or its Subsidiaries under Applicable Law, without the Company or its

Subsidiaries having to notify the termination with cause before any authority or follow any procedure before any authority to demonstrate such cause.

(c)    “Good Reason”: For the purposes of this Agreement and the Plan, the definition of “Good Reason” in section 22(c) means, without the Participant’s express written consent, the occurrence of any one or more of the following during the Protection Period:

(i)    the assignment of the Participant to duties materially inconsistent with the Participant’s authorities, duties, responsibilities, and status (including, without limitation, offices, titles and reporting requirements) (including, without limitation, any material adverse change in duties or status as a result of the stock of the Company ceasing to be publicly traded or of the Company becoming a subsidiary of another entity, or any material adverse change in the Participant’s reporting relationship, such as the chairman or chief executive officer ceasing to report to the Board of Directors of a publicly traded company), or a reduction or alteration in the nature or status of the Participant’s authorities, duties, or responsibilities from the greatest of those in effect (x) on the Grant Date, (y) during the fiscal year immediately preceding the year of the Change in Control, and (z) on the date immediately preceding the Change in Control;

(ii)    the Company’s requiring the Participant to be based at a location which is at least one hundred (100) miles further from the Participant’s then current assigned work location immediately prior to the Change in Control, except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business obligations as of the Grant Date or as the same may be changed from time to time prior to a Change in Control;

(iii)    a material reduction by the Company in the Participant’s then current salary of record paid as annual salary (excluding amounts received under incentive or other bonus plans), as in effect on the Grant Date or as the same may be increased during the Protection Period; or

(iv)    a material reduction in the Participant’s level of participation in any of the Company’s short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Participant participates from the greatest of the levels in place (a) on the Grant Date, (b) during the fiscal year immediately preceding the year of the Change in Control and (c) on the date immediately preceding the Change in Control.

The existence of Good Reason will not be affected by the Participant’s temporary incapacity due to physical or mental illness not constituting a Disability. The Participant’s continued service will not constitute a waiver of the Participant’s rights with respect to any circumstance constituting Good Reason; however, “Good Reason” for Participant’s separation will exist only if: the Participant provides written notice to the Company within ninety (90) days of the occurrence of any of the above listed events; the Company fails to cure the event within thirty (30) days following the Company’s receipt of Participant’s written notice; and the Participant separates from the Company effective not later than twenty four (24) months after the original occurrence of the “Good Reason” event. For sake of clarity, the event giving rise to a Good Reason termination must occur during the Protection Period, but Participant’s actual termination for Good Reason may occur after the end of the Protection Period, and such termination will be treated as if it occurred during the Protection Period for purposes of Section 3(a).

2.    No Entitlement for Claims. The Company has unilaterally, gratuitously and discretionally decided to grant the PSUs under the Plan. In accepting this Agreement, Participant expressly acknowledges and accepts that the PSUs and the Shares issued pursuant to vesting are granted directly by the Company; therefore, such are not part of the salary, payments, bonuses, premiums, commissions, employment benefits in money or in kind, or any other benefits paid out by the Mexican Subsidiary to the Participant because of his/her services. Consequently, the PSUs are granted on the assumption and condition that PSUs and the Shares issued pursuant to vesting of the PSUs are not part of the Participant’s remuneration by the Mexican Subsidiary of the Company and shall not be considered for any purposes in connection with such Mexican Subsidiary, including without limitation, for determining any severance payment or compensation otherwise due, or any payments resulting from any employment relationship that may be in place.

3.    Tax. The Participant is advised to seek professional tax advice as to the Participant’s tax implications. All taxes (including income tax) arising from the award of any PSU or the vesting of any PSU thereon shall be borne by the Participant, who shall pay such taxes pursuant to the Applicable Law and shall provide to the Company copies of the applicable tax return and the tax payment within the five (5) business days following to the date when the corresponding tax should have been paid. Likewise, the Participant shall deliver to the Company the applicable digital tax invoice, if any, to be issued pursuant to the Applicable Law and a copy thereof to a Mexican affiliate of the Company.

4.    Data Privacy. By entering into the Agreement, Participant consents to the processing of Data by Company for the Purposes. The recipient of Participant’s personal data will retain the data in a secure network system at such standard as would be reasonably expected for the storage of valuable and proprietary for sensitive/confidential data.

NETHERLANDS

The provisions of this Country Schedule for the Netherlands provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in the Netherlands for tax, labour or securities law purposes.

1.    Tax Withholding. For the avoidance of doubt, taxes include social security contributions. The Participant shall indemnify the Company or the Employer from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes in any jurisdiction, including but not limited to wage tax or social security contributions) that is attributable to (1) the grant or vesting of, or any benefit the Participant derives from, the PSUs, (2) the Participant’s acquisition of Shares, or (3) the disposal of any Shares.

2.    Securities Law Information: The information contained herein does not constitute an offer of securities to the public in the Netherlands. Participation in the Plan is restricted to Employees of the Company and its subsidiaries who meet the eligibility criteria. The information contained herein is intended only for those Employees of the Company and its subsidiaries eligible to participate in the Plan.

3.    Termination of Service. Detrimental Activity, Disability, Good Reason and Retirement. For the avoidance of doubt, the definitions of Termination of Service, Detrimental Activity, Disability, Good Reason and Retirement shall be subject to Dutch law and its interpretation.

4.    Definitions. For all purposes of this Agreement and the Plan the following defined terms shall apply:

(a)    “Employee” means: any officer or other employee (as determined in accordance with Article 7:610 of the Dutch Civil Code) of the Company or of any Subsidiary.

(b)    “Retirement” means termination of the Participant’s employment agreement at the time the State pension age (AOW-gerechtigde leeftijd) is reached.

5.    Data Privacy.

(a)    The Participant's citizen service number (burger service nummer) will not be processed by the Company nor disclosed to third parties unless a legal obligation exists to do so.

(b)    The Participant has the right to object to the processing of his Data and to lodge a complaint with the Dutch Data Protection Authority (Autoriteit Persoonsgegevens) which can be done on the website www.autoriteitpersoonsgegevens.nl .

(c)    Data will be held and used through the relevant time limitation period for claims under the Plan, and for as long as required by the law for compliance with legal and financial reporting purposes, which shall be for a period of at least 5 years after Participation to the Plan has ended and/or terminated or where the Data is part of the financial administration required for Dutch tax law purposes for a period of at least 7 years after the end of the relevant tax year.

NIGERIA

Data Privacy. By entering into the Agreement, Participant consents to the processing of Data by Company for the Purposes.

Confidentiality and Non-Compete Agreement – Exhibit B: The Participant hereby agrees that the restrictions in Clause 2 of the Confidentiality and Non-Compete Agreement set forth in Exhibit B protect the legitimate interest of the Company and its Subsidiaries; are reasonably necessary to protect the interests of the Company and its Subsidiaries; and are not unreasonable as regards the Participant.

NORWAY

The provisions of this Country Schedule for Norway provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Norway for tax, labour or securities law purposes.

1.    Acknowledgment of Nature of Plan and PSUs. In accepting this Agreement, the Participant acknowledges that, in the event of termination of the Participant’s employment, the Participant’s rights to vest the PSUs under the Plan, if any, will terminate effective as of the date of the termination notice, and will not be extended by any notice period or agreed “garden leave”; the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of Participant’s PSUs.

2.    Definitions. For all purposes of this Agreement and the Plan, Clause 23(c)(iv) and Clause 20(c)(v) regarding the Definition of the term “Good Reason” do not apply to Participants whose employment are governed by Norwegian Law.

3.    Exhibit B. The provisions on Confidentiality and Non-Compete in Exhibit B only apply as far as allowed subject to Norwegian law for Participants whose employment are governed by Norwegian law.

POLAND

The provisions of this Country Schedule for Poland provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Poland for tax, labour or securities law purposes.

1.    Detrimental Activity. For the purposes of this Agreement, the definition of “Detrimental Activity” in Section 23 shall be expanded to include termination of employment contract without notice (due to reasons specified under art. 52 of the Polish Labour Code).

2.    No Entitlement for Claims. The PSUs and the Shares issued pursuant to vesting are not part of Employee’s work and pay conditions within the meaning of the Polish Labour Code and therefore, shall not be considered for the purposes of determining any severance pay, compensation, or any payment due to cessation of employment, any bonuses/awards, compensation related to non-competition arrangements, or any payments resulting from employment relationship, including payments towards employee capital plans (PPK).

3.    Retirement and Disability. “Retirement” means termination of Participant’s employment on or after the date Participant would be entitled to retire under the Polish statutory provisions. ”Disability” means disability to work under the Polish statutory provisions.

4.    Employee. “Employee” means: any officer or other employee (as determined under Polish Labour Code) of the Company or of any Subsidiary.

5.    Employment law actions. For the purpose of definitions of “Detrimental Activity” and “Good Reason” in Section 23 of the Agreement, the actions to be performed by the Company shall also mean the same actions performed by the Employer of the Participant.

6.    Securities Law Information. The Plan and Awards under the Plan, specifically, the PSUs and Shares, are only addressed to selected and specific employees and the PSUs and Shares are not listed or meant to be listed on any regulated market or multilateral trading facility in Poland. The Awards under the Plan, specifically, the PSUs and Shares, can be offered in Poland without the requirement of publishing the prospectus under Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on a prospectus to be published when securities are offered to the public or admitted to trade on a regulated market, and repealing Directive 2003/71/ECT (Regulation): (i) if offered under one of the exemptions available under the Regulation, in particular, Article 1 section 4 letter (i) of the Regulation, provided that the document, drafted in Polish, is made available containing information on the number and nature of shares as well as reasons for and details of the offer, or (ii) if offered to less than 150 employees in Poland in a consecutive period of 12 months. Neither the Plan nor any related document has been approved or notified to the Polish Financial Supervisory Authority (“Komisja Nadzoru Finansowego”).

7.    Exchange Control Information. If Participant is a resident or domiciled in Poland, the Participant will be required to file in the National Bank of Poland quarterly declarations of assets and liabilities held outside of Poland if at the end of a year the aggregate value of such assets and liabilities is equal to or greater than PLN 7,000,000. Additionally, the Participant must report annually if the Participant owns Shares that exceed 10% of the total voting capital of the Company.

8.    Data Privacy. The Participant has the right to lodge a complaint with the Polish supervisory authority (President of the Personal Data Protection Office).

PORTUGAL

The provisions of this Country Schedule for Portugal provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Portugal for tax, labour or securities law purposes.

1.    Securities Law Information: Neither the PSUs nor the Shares are publicly offered or listed on any regulated market or multilateral trading facility in Portugal. The offer of the PSUs and Shares is private and has not been communicated to, or cleared by, the Portuguese Securities Markets Commission (Comissão do Mercado de Valores Mobiliários), pursuant to the applicable Portuguese law. Accordingly, the offer may be made in Portugal only in circumstances which are exempted from the rules on public offerings pursuant to Portuguese Securities Code, approved by Decree-Law no. 486/99, of 13 November. The Agreement and other materials relating to the granting of the PSUs and the Shares are strictly confidential and may not be distributed to any person or entity other than the Participant and other selected Employees.

2.    Termination of Service, Detrimental Activity, Disability, Good Reason and Retirement. For the avoidance of doubt, the definitions of Termination of Service, Detrimental Activity, Disability, Good Reason and Retirement shall be interpreted in accordance with Portuguese labor law.

3.    “Participant” in Portugal shall be restricted to Employees or Non-Employee Directors, as determined by the Administrator.

4.    Employee. “Employee” means: any employee (as determined under Portuguese labor law) of the Company or of any Subsidiary.

5.    No Entitlement for Claims or Compensation. The Company has unilaterally, gratuitously and discretionally decided to grant the PSUs under the Plan. Consequently, the PSUs are granted on the assumption and condition that PSUs and the Shares issued pursuant to vesting of the PSUs are not part of the Participant’s ordinary or expected remuneration and shall not be considered for the purposes of determining any severance payment, compensation or credits otherwise due.

6.    Exchange Control Information. In case the Participant receives Shares under the Plan and the Agreement, the acquisition of such shares may need to be reported to the Bank of Portugal (Banco de Portugal) for statistical purposes. If the Shares are deposited with a bank or financial intermediary in Portugal, such bank or financial intermediary shall submit the report on behalf of the Participant.

7.    Language Consent: Participant hereby expressly declare that Participant have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions set forth in the Plan and in the Agreement.

Conhecimento de Língua:

Pelo presente instrumento declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.

QATAR

The provisions of this Country Schedule for Qatar provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Qatar for tax, labour or securities law purposes.

1.    Jurisdiction. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Arbitration Rules of the DIFC – LCIA Arbitration Centre, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be London. The language to be used in the arbitration shall be English.

2.    Securities Law. Nothing in this Agreement constitutes, is intended to constitute, shall be treated as constituting or shall be deemed to constitute, any offer or sale of securities in the State of Qatar or in the Qatar Financial Centre or the inward marketing of an investment fund or an attempt to do business, as a bank, an investment company or otherwise in the state of Qatar or in the Qatar Financial Centre. This Agreement and the underlying instruments have not been approved, registered or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority, the Qatar Financial Markets Authority or any other regulator in the state of Qatar.

3.    Data Privacy. The Company and the Participant acknowledge that no sensitive data as defined in the Data Protection Law of Qatar (Law 13 of 2016) is being collected within the State of Qatar.

RUSSIA

The provisions of this Country Schedule for Russia provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Russia for tax, labour or securities law purposes.

1. Data Privacy. When processing personal data of Russian citizens / in Russia, the Company is also subject to Federal Law No. 152-FZ “On Personal Data” dated 27 July 2006 (as amended) and other applicable Russian laws (collectively, the “Russian FLs”). In addition to the provisions of Section 20 of this Agreement, for the purposes of the Russian FLs, the collection of this Data with respect to Russian citizens will be made through a database located in Russia. Any requests to the Company in connection with the Russian FLs (including regarding the access to Data or revocation of consent for processing) may be addressed to the Company through the local human resources representative.

This Agreement does not constitute, and the Company and the Participant do not have an intention to execute, a derivative transaction of the “option” type in the meaning of and as sets out by Federal Law of the Russian Federation of 22 April 1996 No. 39-FZ “On Securities Market”.

The Participant grants to the Company consent to processing of his or her personal data by signing and returning the separate consent form provided to them by the Employer in Russia.

The persons designated to be responsible for ensuring that the Company, as applicable, complies with applicable privacy and data protection laws in Russia is the TechnipFMC Data Protection Office who can be reached at privacy@TechnipFMC.com or Participant’s local human resources representative.

SAUDI ARABIA

The provisions of this Country Schedule for Saudi Arabia provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in the Kingdom of Saudi Arabia for tax, labor or securities law purposes.

1.    Disclaimer. This Agreement has not been approved or licensed by Saudi Arabia Monetary Authority (“SAMA”), the Capital Market Authority (“CMA”) or any other relevant licensing authorities or governmental agencies in the Kingdom of Saudi Arabia. This Agreement is strictly private and confidential and the terms of the Agreement and the Plan have not been reviewed by, deposited or registered with or by

SAMA, CMA or any other relevant licensing authorities or governmental agencies in the Kingdom of Saudi Arabia. This offer is being issued from outside the Kingdom of Saudi Arabia to a limited number of Employees of a Subsidiary of the Company and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. Further, the information contained in this Agreement and the Plan is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the Kingdom of Saudi Arabia.

2.    Jurisdiction. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Arbitration Rules of the DIFC – LCIA Arbitration Centre, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be Dubai International Financial Centre The language to be used in the arbitration shall be English.

3.    Securities Law. Nothing in this Agreement constitutes, is intended to constitute, shall be treated as constituting or shall be deemed to constitute, any offer or sale of securities in the Kingdom of Saudi Arabia or the inward marketing of an investment fund or an attempt to do business, as a bank, an investment company or otherwise in the Kingdom of Saudi Arabia. This Agreement and the underlying instruments have not been approved, registered or licensed by SAMA, CMA or any other relevant licensing authorities or governmental agencies in the Kingdom of Saudi Arabia.

4.    Data Privacy. Participant gives its consent and formally agrees that that Company is fully entitled to disclose its bank account number in the Kingdom of Saudi Arabia to its subsidiaries or to third parties, on a need to know basis, for the purpose of managing and administrating the plan and to allow the vesting or transfer of any equity compensation grants or shares awarded to said participant.

SINGAPORE

The provisions of this Country Schedule for Singapore provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in Singapore for tax, labour or securities law purposes.

1.    Securities Law Information. The award of the PSUs and the issuance and delivery of the Shares pursuant to the Plan is being made in reliance of section 273(1)(f) of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) for which it is exempt from the prospectus requirements under the SFA.

2.    Insider Trading. A Participant should be aware of the Singapore insider trading regulations, which may impact the Participant’s acquisition or disposal of Shares or rights to Shares under the Plan. Under Division 3 of the Part XII of the SFA, a Participant is prohibited from acquiring or selling Shares or rights to Shares (e.g. PSUs) when (a) the Participant possess information that is not generally available but, if the information were generally available, a reasonable person would expect it to have a material effect on the price or value of the Shares, and (b) the Participant knows that the information is not generally available and, if it were generally available, it might have a material effect on the price or value of those Shares.

3.    Director / CEO Notification Obligation. If the Participant is a director or chief executive officer (as applicable) of a company incorporated in Singapore which is related to the Company (“Singapore Company”), the Participant is subject to certain disclosure / notification requirements under the Companies Act, Chapter 50 of Singapore. Among these requirements is an obligation to notify the Singapore Company in writing when the Participant acquires an interest (such as shares, debentures, participatory interests, rights, options and contracts) in the Company (e.g. the PSUs). In addition, the Participant must notify the

Singapore Company when the Participant disposes of such interest in the Company (including when the Participant acquires or transfers Shares issued upon vesting and settlement of the PSUs). These notifications must be made within two business days of acquiring or disposing of any such interest in the Company. In addition, a notification of the Participant’s interests in the Company must be made within two business days of becoming a director or chief executive officer (as applicable).

In this regard:

(a)    A “director” includes any person occupying the position of a director of a corporation by whatever name called and includes a person in accordance with whose directions or instructions the directors or the majority of the directors of a corporation are accustomed to act and an alternate or substitute director.

(b)    A “chief executive officer”, in relation to a company, means any one or more persons, by whatever name described, who:

(i)    is in direct employment of, or acting for or by arrangement with, the company; and

(ii)    is principally responsible for the management and conduct of the business of the company, or part of the business of the company, as the case may be.

(c)    The Singapore Company will be deemed to be related to the Company if the Singapore Company is:

(i)    the holding company of the Company;

(ii)    a subsidiary of the Company; or

(iii)    a subsidiary of the holding company of the Company.

(d)    “Business day” means any day other than a Saturday, Sunday or public holiday in
Singapore.

4.    Taxation Information. In the event that a Participant should be granted an award of the PSU in connection with the Participant’s employment in Singapore, any gains or profits derived by the Participant arising from the vesting of such PSU will be taxable in Singapore as part of the Participant’s employment remuneration when the PSU vests, regardless of where the Participant is at the time the PSU vests. The Participant may, however, be eligible to enjoy deferment of the payment of tax, arising from PSU gains under incentive schemes operated by the Inland Revenue Authority of Singapore (“IRAS”) if the qualifying criteria relating thereto are met. Interest will be chargeable for the deferral of tax. If granted, the Employee can defer payment of tax on the PSU gains for any period of time up to a maximum of 5 years, subject to filing formalities to be made by the Participant. The Participant is advised to seek professional tax advice as to the Participant’s tax liabilities including, to the extent the Participant is a foreigner, how such gains or profits aforesaid will be taxed at the time the Participant ceases to work in Singapore.

All taxes (including income tax) arising from the award of any PSU or the vesting of any PSU thereon shall be borne by the Participant.

Where the Participant is neither a Singapore citizen nor a Singapore Permanent Resident and is about to leave employment with the Employer (as defined below), the Employer may be required under the Income Tax Act 1947 to deduct or withhold taxes arising from the vesting of the PSU from the Participant’s emoluments. The Employer is required to withhold all monies due to the Participant from the day the Employee notifies his/her intention to cease employment or when the Employer notifies the Employee of the termination of employment. An amount equal to the tax amount required to be deducted or withheld will have to be so deducted or withheld by the Employer and paid to the IRAS. Emoluments include income from gains or profits from any employment, which includes any wages, salary, leave pay, fee, commission, bonus, gratuity, perquisite or allowance (other than certain types of allowance) paid or granted in respect of the employment whether in money or otherwise, and any gains or profits, directly or indirectly, derived by any person from a right or benefit to acquire shares in any company where such right or benefit is obtained by reason of any office or employment held by him or her. “Employer” shall mean the Company, a Singapore Subsidiary of the Company, other affiliated company or any other person paying such emoluments, whether on his or her account or on behalf of another person.

6. Data Privacy. By entering into the Agreement, Participant consents to the processing and transfer of Data by Company for the Purposes.

SPAIN

The provisions of this Country Schedule for Spain provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Spanish Employees and corporate officers who are resident in Spain for tax, labour and securities law purposes.

Notwithstanding any other provisions of the Plan, PSUs granted under this Country Schedule for Spain to Participants resident in Spain are subject to the following additional conditions:

1.    Non-transferability of PSUs. The PSUs may neither be sold, pledged, assigned nor transferred unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. Any effort to assign or transfer a PSU will be ineffective and may result in the Company terminating the PSUs.

2.    Withholding. Whenever the PSUs are vested, the Company or its relevant subsidiary in which the Participant is an Employee (the “Relevant Subsidiary”), in accordance with the terms of the Plan, will comply with all applicable withholding tax laws and social security, and will be entitled to take any action necessary to effectuate such compliance. The Participant hereby agrees that the Company or the Relevant Subsidiary may withhold Shares otherwise issuable upon the settlement of the PSUs, sufficient for the Company or the Relevant Subsidiary to cover an amount required by law to be withheld or otherwise arising with respect to any taxable event arising as a result of any PSUs. The number of Shares which may be so withheld shall be limited to the number of Shares which have a fair market value, determined on the date when the amount of tax to be withheld is to be determined pursuant to the Applicable Law, no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates for tax purposes, in accordance with Applicable Law to such taxable income (or such other amount as would not result in adverse financial accounting consequences for the Company or any of its Subsidiaries).

3.    In the absolute discretion of the Administrator, the Company or the Relevant Subsidiary may authorize the Participant to satisfy the withholding amounts referred to above by means of a cash payment. Request for such cash payment shall be made in writing by the Participant in a form acceptable to the Administrator and shall be subject to the following restrictions: (i) the election must be made on or prior to the date when the amount of tax to be withheld is to be determined pursuant to the Applicable Law; and (ii) once made, the election shall be irrevocable as to the particular Shares for which the election is made. Any adverse consequences for the Participant arising in connection with the withholding procedures described above shall be the sole responsibility of the Participant.

4.    No Stockholders Rights. Neither the Participant nor any other person entitled to exercise the PSUs will have any of the rights of a stockholder or Dividend Equivalents with respect to the Shares subject to the PSUs, except to the extent and until the Shares subject to the PSUs have been issued and the Participant has become the record owner of such Shares.

5.    Exchange Control Information. Participant must declare the acquisition of Shares to the Spanish Dirección General de Comercio Internacional e Inversiones within the following month to the date of acquisition of the Shares. This declaration is provided to the Ministry of Economy and Competitiveness for statistical purposes only.

6.    In the event that the Shares acquired pursuant to this Plan exceed certain thresholds (whether in the stake in the share capital of the Company or in the value of such stake), Participant will have to make an annual declaration to the Spanish Dirección General de Comercio Internacional e Inversiones about the development of the investment in non-resident entities by, within the first nine months of each calendar year.

7.    No Entitlement for Claims or Compensation. Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant the PSUs under the Plan, extraordinary in nature, to individuals who may be Employees throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, Participant understands that the PSUs are granted on the assumption and condition that PSUs and the Shares issued pursuant to vesting of the PSUs may not increase in value and that, in any event, are not part of Participant’s ordinary or expected compensation, and shall not be considered for the purposes of determining any severance pay (indemnización por despido o cese) or compensation otherwise due in the event of resignation (dimisión) or dismissal (despido), compensation under any collective dismissal scheme (expediente de regulación de empleo) or for termination of services (finalización de servicios), gratuity (gratificación), compensation under any non-compete covenant (no concurrencia), bonus for length of services (bonus por antigüedad), pension or retirement related benefits (pensión o prestación de jubilación), compensation for early retirement (compensación por prejubilación), damages or any other payment whatsoever. Further, unless otherwise expressly provided in the Plan, Participant understands that Participant will not be entitled to continue vesting the PSUs once Participant’s service with the Company or the relevant Subsidiary ceases. In addition, Participant understands that this grant would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then PSUs shall be null and void.

8.    Definitions. For all purposes of this Agreement and the Plan the following defined terms shall apply:

(a)    “Detrimental Activity” means the Participant incurring in any of the grounds for disciplinary dismissal regulated in Article 54 of the Spanish Workers’ Statute.

(b)    “Good Reason” means, for an Employee, termination based on the grounds set forth in Article 50 of the Spanish Workers’ Statute. For senior executives (altos directivos), the termination based on the grounds set forth in Article 10.3, sections (a), (b) or (c) of Royal Decree 1382/1985, of 1 August 1985, governing the special employment relationship of senior executives. For corporate officers (“consejeros ejecutivos”) not holding an employment status, the definition of “Good Reason” shall be that set forth in the relevant services agreement and, otherwise, the same as that set forth in the Agreement, adapted mutatis mutandis to a corporate officer.

(c)    “Retirement” means termination of the Participant’s employment contract and/or service agreement, by either party, at a time the Participant reaches the ordinary retirement age as determined in Article 205 and Seventh Transitory Provision of the Spanish Social Security Act (“Ley General de Seguridad Social”).

THAILAND

1.    Notice. Any notice to the Company provided for in this Agreement shall be addressed to it in case of its Secretary, TechnipFMC plc, John T. Gremp Campus, 13450 Lockwood Road, Houston, Texas 77044, and any notice to the Participant (or other person entitled to receive the PSUs) will be addressed to such person at the Participant’s address now on file with the Company, or to such other address as either may designate to the other in writing.

Any document, notice or demand required or permitted to be given or made by any of the parties hereto shall be deemed to be sufficiently given or made by way of the following:

(a)    if by letter, when delivered personally or on actual receipt; and

(b)    if by facsimile, when received in legible form.

A notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

2.    Governing Law. Choice of Law: The choice of law to be the laws of the State of Delaware will be recognized in the Thai court and applied to the extent to which such law is (a) proven to the satisfaction of the Courts which satisfaction is within the discretion of said Courts and (b) not considered contrary to the public order or good morals of the people of Thailand. The scope of public order and good morals of the people of Thailand are issues to be interpreted by the Supreme Court of Thailand.

UNITED ARAB EMIRATES

The provisions of this Country Schedule for United Arab Emirates provide additional definitions and conditions for the purpose of granting PSUs which are intended to be granted to Employees and corporate officers who are resident in the UAE for tax, labour or securities law purposes.

1.    Disclaimer. This Agreement has not been approved or licensed by the Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. This Agreement is strictly private and confidential and the terms of the Agreement and the Plan have not been reviewed by, deposited or registered with the Securities and Commodities Authority or any other licensing authority or governmental agencies in the United Arab Emirates. This offer is being issued from outside the United Arab Emirates to a limited number of Employees of a Subsidiary of the Company and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. Further, the information contained in this Agreement and the Plan is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the United Arab Emirates.

2.    Jurisdiction. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Arbitration Rules of the DIFC – LCIA Arbitration Centre, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be Dubai International Financial Centre The language to be used in the arbitration shall be English.

This Agreement does not form part of the Participant’s employment for any purposes whatsoever.

UNITED KINGDOM

The Agreement together with these UK specific terms form the rules of the employee share scheme applicable to the United Kingdom based Employees of the Company and any Subsidiaries. All Awards granted to Employees of the Company or any Subsidiaries who are based in the United Kingdom will be granted on similar terms. This Agreement incorporates the terms of the Plan with the exception that in the United Kingdom only Employees of the Company or any Subsidiaries are eligible to be granted PSUs. Other Eligible Individuals who are not Employees are not eligible to receive PSUs in the United Kingdom.

1.    Tax Indemnity. Participant agrees to indemnify and keep indemnified the Company, any Subsidiary, any Parent and his/her Employer, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, employee’s National Insurance contributions and (at the discretion of the Company) employer’s National Contributions (or other similar obligations to pay tax and social security wherever in the world arising) that is attributable to (1) the grant and/or vesting of the PSUs; (2) the acquisition by Participant of the Shares (3) any or all of the restrictions that apply to any of the Shares ceasing to apply to the Shares or otherwise being varied, or (4) the disposal of any Shares (each of those events referred to as a “Taxable Event”)).

2.    Tax Liability. PSUs will not vest or be acquired by Participant until Participant has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the grant or vesting of the Awards and/or the acquisition of the Shares by the Participant. The Company shall not be required to issue, allot or transfer Shares until Participant has satisfied this obligation.

3.    Election. Participant undertakes that, upon request by the Company, he/she will (on or within 14 days of acquiring the Shares) join with his/her Employer in electing, pursuant to Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) that, for relevant tax purposes, the market value of the Shares acquired on Vesting of the PSUs on any occasion will be calculated as if the Shares were not restricted and Sections 425 to 430 (inclusive) of ITEPA are not to apply to such Shares.

4.    Acknowledgement. Participant acknowledges that neither this UK Agreement nor the Plan has been issued, nor has it been approved by, an authorised person within the meaning of the Financial Services and Markets Act 2000 of the United Kingdom and is being directed at the Participant because the offer to which this UK Agreement and the Plan relate has been determined as having regard to the Participant’s circumstances as an Employee of the Company or one of its Subsidiaries. This UK Agreement is strictly confidential and is not for distribution to, and may not be acted upon by, any other person other than the person to whom it has been specifically addressed.

5.    For the purposes of this Agreement and the Plan, the following defined term applies:

(a)    “Retirement” means the termination of the Participant’s employment at the age when he or she becomes eligible to receive a state pension in the UK.

(b)    “Restricted Area” means each country, territory, county, borough, or equivalent thereof in which (A) the Company or a Subsidiary that employs the Participant has customers or service assignments about which Participant received or obtained Confidential Information during his/her employment; (B) the Participant had a customer or service assignment for the Company or any Subsidiary in the one-year period preceding, or (C) in which the Company or any Subsidiary had a work site, job site, facility, or office at which the Participant had work activity for the Company or any Subsidiary in the one-year period preceding.